Exhibit 10(b)
                                                                 DRAFT 5/28/96


                              AMENDED AND RESTATED

                         RECEIVABLES PURCHASE AGREEMENT

                                      among

                                O&M FUNDING CORP.

                                   as Seller,

                          OWENS & MINOR MEDICAL, INC.,

                                  as Servicer,

                              OWENS & MINOR, INC.,

                            as Parent and Guarantor,

                        RECEIVABLES CAPITAL CORPORATION,

                                    as Issuer

                                       and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                as Administrator

                            Dated as of May 28, 1996



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                                TABLE OF CONTENTS

                                                                                                               Page

                                   ARTICLE I.

                       AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1.               Purchase Facility......................................................................2
Section 1.2.               Making Purchases.......................................................................2
Section 1.3.               Purchased Interest Computation.........................................................3
Section 1.4.               Settlement Procedures..................................................................3
Section 1.5.               Fees...................................................................................7
Section 1.6.               Payments and Computations, Etc.........................................................7
Section 1.7.               Dividing or Combining Portions of the Capital
                           of the Purchased Interest..............................................................8

Section 1.8.               Increased Costs........................................................................8
Section 1.9.               Additional Discount on Portions of Purchased
                           Interest Bearing a Eurodollar Rate.....................................................9

Section 1.10.  Requirements of Law................................................................................9
Section 1.11.  Inability to Determine Eurodollar Rate............................................................10

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES;

                          COVENANTS; TERMINATION EVENTS

Section 2.1.               Representations and Warranties; Covenants.............................................11
Section 2.2.               Termination Events....................................................................11

                                  ARTICLE III.

                                 INDEMNIFICATION

Section 3.1.               Indemnities by the Seller.............................................................12
Section 3.2.               Parent's Performance Guaranty.........................................................17

                                   ARTICLE IV.

                         ADMINISTRATION AND COLLECTIONS

Section 4.1.               Appointment of Servicer...............................................................19
Section 4.2.               Duties of Servicer....................................................................20
Section 4.3.               Lock-Box Arrangements.................................................................22
Section 4.4.               Enforcement Rights....................................................................23
Section 4.5.               Responsibilities of Seller and O&M Medical............................................24
Section 4.6.               Servicing Fee.........................................................................24




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                                   ARTICLE V.

                                  MISCELLANEOUS

Section 5.1.               Amendments, Etc.......................................................................24
Section 5.2.               Notices, Etc..........................................................................25
Section 5.3.               Assignability; Restrictions on Assignability..........................................25
Section 5.4.               Costs and Expenses....................................................................26
Section 5.5.               No Proceedings; Limitation on Payments................................................27
Section 5.6.               Confidentiality.......................................................................27
Section 5.7.               GOVERNING LAW AND JURISDICTION........................................................28
Section 5.8.               Execution in Counterparts.............................................................28
Section 5.9.               Survival of Termination...............................................................28
Section 5.10.  WAIVER OF JURY TRIAL..............................................................................28
Section 5.11.  Entire Agreement..................................................................................29
Section 5.12.  Headings..........................................................................................29
Section 5.13.  Issuer's Liabilities..............................................................................29
Section 5.14.  Treatment of Purchased Interest for Tax
                           Purposes..............................................................................29

EXHIBIT I                  DEFINITIONS
EXHIBIT II                 CONDITIONS OF PURCHASES
EXHIBIT III                REPRESENTATIONS AND WARRANTIES OF SELLER, SERVICER
EXHIBIT IV                 REPRESENTATIONS AND WARRANTIES OF ISSUER
EXHIBIT V                  COVENANTS
EXHIBIT VI                 TERMINATION EVENTS

SCHEDULE I                 CREDIT AND COLLECTION POLICY
SCHEDULE II                PERMITTED LIENS
SCHEDULE III               TRADE NAMES AND LOCATIONS

ANNEX A                    FORM OF LOCK-BOX AGREEMENT
ANNEX B                    FORM OF HUNTON & WILLIAMS OPINION
ANNEX C                    FORM OF CORPORATE COUNSEL'S OPINION
ANNEX D                    OPINION CERTIFICATE


                                      -ii-


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                              AMENDED AND RESTATED

                         RECEIVABLES PURCHASE AGREEMENT

                  This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this "Amended and Restated Receivables Purchase Agreement" or this "Agreement") is entered into as of May 28, 1996 among O&M FUNDING CORP., a Virginia corporation, as seller (the "Seller"), OWENS & MINOR MEDICAL, INC. ("O&M Medical"), a Virginia corporation, as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), OWENS & MINOR, INC., a Virginia corporation, as parent and guarantor (the "Parent"), RECEIVABLES CAPITAL CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Administrator (in such capacity, together with its successors and assigns in such capacity, the "Administrator") for the Issuer pursuant to an agreement between the Issuer and the Administrator.

                             PRELIMINARY STATEMENTS.

         1. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits hereto to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

         2. The Seller, the Servicer, the Parent, the Issuer and the Administrator have entered into a Receivables Purchase Agreement (the "Existing Receivables Agreement") dated as of December 28, 1995. Such Parties wish to amend and restate the Existing Receivables Agreement as set forth herein.

         3. The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Issuer may, from time to time, in its sole discretion, acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments which are made by the Issuer and additional incremental payments made to the Seller.

         4. The Issuer expects generally to fund its purchases and reinvestments in the Receivables Pool hereinafter through the issuance of Notes. The Issuer has also entered into one or more Program Support Agreements under which a Program Support Provider or Providers may purchase Purchased Interests (or portions thereof), make loans to the Issuer or otherwise provide funds to the Issuer or for the Issuer's account (which loans or fundings may or may not be secured by Purchased Interests (or portions



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thereof)) in the event the Issuer hereunder is unable to fund its purchases or reinvestments pursuant to this Agreement by the issuance of Notes or otherwise prefers to fund such purchases or reinvestments under any Program Support Agreement rather than by the issuance of Notes, or is unable to pay such Notes at maturity from the proceeds of collections from Pool Receivables in which it holds a Purchased Interest hereunder.

         In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree that the Existing Receivables Agreement is amended and restated, effective as of the Restatement Effective Date, to read in full as follows:

                                   ARTICLE I.

                       AMOUNTS AND TERMS OF THE PURCHASES

         Section 1.1. Purchase Facility. (a) On the terms and conditions hereinafter set forth, the Issuer may, in its sole discretion, purchase and make reinvestments in the Purchased Interest from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall the Issuer make any such purchase or reinvestment if after giving effect to such purchase or reinvestment the aggregate outstanding Capital of the Purchased Interest, together with the aggregate outstanding Capital of Purchased Interests under the Amended and Restated Parallel Asset Purchase Agreement, would exceed the Purchase Limit. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Issuer to purchase or reinvest in the Purchased Interest. Issuer will notify Seller if it decides not to purchase or reinvest under this Agreement on any day.

         (b) The Seller may, upon at least 10 Business Days' notice to the Administrator, terminate the purchase facility provided in this Section 1 in whole or, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Termination of the purchase facility in whole shall cause the Termination Date to occur.

         Section 1.2. Making Purchases. (a) Each purchase (but not reinvestments) of the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice delivered to the Administrator in accordance with Section 5.2 (which notice must be received by the Administrator prior to noon, New York City time) (i) three Business Days prior to the requested purchase date, in the case of a purchase to be funded at the Alternate Rate and based on the Eurodollar Rate, (ii) one Business Day prior to the requested purchase date, in the case of a purchase to be funded at the Alternate Rate and based on the Base Rate and


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(iii) two Business Days prior to the requested purchase date, in the case of a purchase to be funded at the CP Rate, which notice shall specify (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being the "Capital" relating to the undivided ownership interest then being purchased), (B) the date of such purchase (which shall be a Business
Day) and (C) the desired funding basis for such purchase (which shall be either the Alternate Rate or the CP Rate) and the desired duration of the initial Fixed Period(s) for such purchase. The Administrator shall promptly thereafter notify the Seller whether such terms are acceptable to the Issuer and whether the Issuer is willing to make such a purchase.

         (b) On the date of each purchase (but not reinvestment) of undivided ownership interests with regard to the Purchased Interest hereunder, the Issuer shall, if it is willing to make such purchase, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller in same day funds, at Crestar Bank, account # 201334771, ABA # 051000020 an amount equal to the Capital relating to the undivided ownership interest then being purchased.

         (c) Effective on the date of each purchase pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Issuer an undivided percentage ownership interest in (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

         (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for its benefit and the benefit of the Issuer, a security interest in all of the Seller's right, title and interest (including without limitation any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising (A) all Pool Receivables, (B) all Related Security with respect to each such Pool Receivable, (C) all Collections with respect to each such Receivable, (D) the Lock Box Accounts and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing such Lock Box Accounts and amounts on deposit therein, and (E) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The Administrator and the Issuer shall have, with respect to the property described in this Section 1.2(d), and in addition to all the other rights and remedies available to the Administrator and the Issuer, all the rights and remedies of a secured party under any applicable UCC. The Administrator and the Issuer acknowledge that the


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Seller shall contemporaneously herewith grant an identical security interest in the same collateral as described in the first sentence of this Section 1.2(d), to the Administrative Agent, for its benefit and the benefit of the Parallel Purchasers under the Amended and Restated Parallel Asset Purchase Agreement and that the respective rights of the Administrator, the Issuer, the Administrative Agent and the Parallel Purchasers with respect thereto shall be governed by the Amended and Restated Intercreditor Agreement.

         Section 1.3. Purchased Interest Computation. The Purchased Interest was initially computed on the date of the initial purchase under the Existing Receivables Agreement and shall be recomputed on the date of the initial purchase hereunder. Thereafter until the Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Run-off Day. The Purchased Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date, shall thereafter remain constant. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder to the Issuer, the Administrator, and any other Indemnified Party or Affected Person, are paid in full and the Servicer shall have received the accrued Servicing Fee thereon.

         Section 1.4. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by the Servicer in accordance with the terms of this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Run-off Day and current computations of the Purchased Interest.

         (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or Servicer:

                  (i) set aside and hold in trust (and, at the request of the Administrator, segregate) for the Issuer, out of the percentage of such Collections represented by the Purchased Interest, first an amount equal to the Discount accrued through such day for each Portion of Capital and not previously set aside and second, to the extent funds are available therefor, an amount equal to the Servicing Fee determined in accordance with Section 4.6 accrued through such day for the Purchased Interest which was not previously set aside; and

                  (ii) subject to Section 1.4(f), if such day is not a Run-off Day, remit to the Seller, on behalf of the Issuer, the remainder of the percentage of such Collections,

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         represented by the Purchased Interest, to the extent representing a return of Capital; such Collections shall be automatically reinvested in Pool Receivables, and in the Related Security and Collections and other proceeds with respect thereto, and the Purchased Interest shall be automatically recomputed pursuant to Section 1.3;

                  (iii) if such day is a Run-off Day, (x) set aside, segregate and hold in trust for the Issuer the entire remainder of the percentage of the Collections represented by the Purchased Interest; provided that if amounts are set aside and held in trust on any Run-off Day and thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or are waived by the Administrator, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding paragraph (ii) on the day of such subsequent satisfaction or waiver of conditions; and (y) transfer the Seller's share of the Collections to the Seller;

                  (iv) during such times as amounts are required to be reinvested in accordance with the foregoing paragraph (ii) or the proviso to paragraph (iii), release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of (x) such amounts, (y) the amounts that are required to be set aside pursuant to paragraph (i) above and (z) any other Obligations of the Seller hereunder which are then due and owing.

         (c) The Servicer shall deposit into the Administration Account (or such other account designated by the Administrator), on the last day of each Settlement Period relating to a Portion of Capital (or at such other times as the Administrator shall require), Collections held for the Issuer pursuant to
Section 1.4(b)(i) or Section 1.4(f) with respect to such Portion of Capital and the lesser of (x) the amount of Collections then held for the Issuer pursuant to
Section 1.4(b)(iii) and (y) such Portion of Capital.

         (d) Upon receipt of funds deposited into the Administration Account pursuant to Section 1.4(c) with respect to any Portion of Capital, the Administrator shall cause such funds to be distributed as follows:

                  (i) if such distribution occurs on a day that is not a Run-off Day, first to the Issuer in payment in full of (x) all accrued Discount with respect to such Portion of Capital and (y) an amount equal to the amount of any reduction of such Portion of Capital pursuant to Section 1.4(f), if any, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to Section 1.4(b)(i), to the

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         Servicer (payable in arrears on the last day of each calendar month) in payment in full of accrued Servicing Fees so set aside with respect to such Portion of Capital; and

                  (ii) if such distribution occurs on a Run-off Day, first to the Issuer in payment in full of all accrued Discount with respect to such Portion of Capital, second to the Issuer in payment in full of such Portion of Capital, third, if the Servicer is not O&M Medical or an Affiliate thereof, to the Servicer in payment in full of all accrued Servicing Fees with respect to such Portion of Capital, fourth, if the Capital and accrued Discount with respect to each Portion of Capital has been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than O&M Medical or an Affiliate thereof) have been paid in full, to the Issuer, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder and then to the Servicer (if O&M Medical or an Affiliate thereof is the Servicer) in payment in full of all accrued Servicing Fees.

After the Capital and Discount and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller to the Issuer, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

         (e)      For the purposes of this Section 1.4:

                  (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any discount or other adjustment made by the Seller, or any setoff or dispute between the Seller and an Obligor, or any credit memorandum, or any billing error, but not including reductions or adjustments in respect of finance charges (any of the foregoing reductions or adjustments being herein called a "Dilution Adjustment"), the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

                  (ii) if on any day any of the representations or warranties in paragraphs (g) or (n) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

                  (iii) except as provided in paragraph (i) or (ii) of this Section 1.4(e), or as otherwise required by applicable

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         law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

                  (iv) if and to the extent the Administrator or the Issuer shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Administrator or the Issuer, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

         (f) Except for reductions in connection with the division or combination of Portions of Capital pursuant to Section 1.7 hereof or pursuant to any other Purchase Agreement, if at any time the Seller shall wish to cause the reduction of a Portion of Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

                  (i) the Seller shall give the Administrator at least five Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                  (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections with respect to such Portion of Capital not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                  (iii) the Servicer shall hold such Collections in trust for the Issuer, for payment to the Administrator on the last day of the current Settlement Period relating to such Portion of Capital, and the applicable Portion of Capital shall be deemed reduced in the amount to be paid to the Administrator only when in fact finally so paid; provided that,

                  A. the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the entire Capital of the Purchased Interest after giving effect to such reduction shall be not less than

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         $10,000,000 and shall be in an integral multiple of
         $1,000,000,

                  B. the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Fixed Period, and

                  C. if two or more Portions of Capital shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to Section 1.4(f)(i), to the Portion of Capital with the shortest remaining Fixed Period.

         Section 1.5. Fees. The Seller shall pay to the Administrator certain fees in the amounts and on the dates set forth in a letter dated May 28, 1996 between the Seller and the Administrator, as such letter agreement may be amended, supplemented or otherwise modified from time to time.

         Section 1.6. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 1:00 p.m. (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after 1:00 p.m. (New York City time) will be deemed to have been received on the immediately succeeding Business Day.

         (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller (whether as Servicer or otherwise) when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

         (c) All computations of interest under subsection (b) above and all computations of Discount, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

         Section 1.7. Dividing or Combining Portions of the Capital of the Purchased Interest. The Seller may, on the last day of any Fixed Period, either
(i) divide the Capital of the Purchased Interest into two or more portions (each, a "Portion of Capital") equal, in aggregate, to the Capital of the Purchased Interest, provided that after giving effect to such division the amount of each such Portion of Capital shall not be less than $5,000,000, or
(ii) combine any two or more Portions of Capital outstanding

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on such last day and having Fixed Periods ending on such last day into a single
Portion of Capital equal to the aggregate of the Capital of such Portions of Capital.

         Section 1.8. Increased Costs. (a) If the Administrator, the Issuer, any Purchaser, any other Program Support Provider or any of their respective Affiliates (each an "Affected Person") determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person (and is not a change by way of imposition or increase of reserve requirements referred to in Section 1.9) and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person within 180 days after such determination and from time to time thereafter (with a copy to the Administrator), the Seller shall immediately pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent prima facia error.

         (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 1.9) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the Purchased Interest in respect of which Discount is computed by reference to the Eurodollar Rate (excluding, however, any increase in the cost to such Affected Person due to the imposition of any tax on such Affected Person), then, upon written demand by such Affected Person no later than 180 days after such Affected Person shall determine the amount of any increased cost and from time to time thereafter, the Seller shall promptly pay to such Affected Person, from time to time as specified, additional amounts reasonably determined by such

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Affected Person to be sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller by such Affected Person shall be conclusive and binding for all purposes, absent prima facia error.

         Section 1.9. Additional Discount on Portions of Purchased Interest Bearing a Eurodollar Rate. The Seller shall pay to any Affected Person, so long as such Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Discount on the unpaid Capital of the applicable Portion of Capital during each Fixed Period in respect of which Discount is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Reserve Percentage for such Fixed Period, payable on each date on which Discount is payable on the applicable Portion of Capital. Such additional Discount shall be reasonably determined by the Affected Person and notified to the Seller through the Administrator within 90 days after any Discount payment is made with respect to which such additional Discount is requested. A certificate as to such additional Discount submitted to the Seller by the Affected Person shall be conclusive and binding for all purposes, absent prima facia error.

         Section 1.10. Requirements of Law. In the event that any Affected Person determines that the existence of or compliance with (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

                  (i) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

                  (ii) does or shall impose on such Affected Person any other condition;


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and the result of any of the foregoing is (x) to increase the cost to such
Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital in respect of which Discount is computed by reference to the Eurodollar Rate or the Base Rate except to the extent such increase in cost is due to the imposition of any tax on such Affected Person or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate or the Base Rate except to the extent that such reduced amount receivable is due to the imposition of any tax on such Affected Person, then, in any such case, upon written demand by such Affected Person no later than 180 days after such Affected Person shall determine the amount of any such increased cost or reduced amount, and from time to time thereafter, the Seller shall promptly pay such Affected Person any additional amounts necessary to compensate such Affected Person for such increased cost or reduced amount receivable. All such amounts shall be payable as incurred. A written certificate delivered by such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such increased costs or reduced amount receivable shall be conclusive in the absence of prima facia error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

         Section 1.11. Inability to Determine Eurodollar Rate. In the event that the Administrator shall have determined prior to the first day of any Fixed Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Fixed Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Fixed Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Issuer (as conclusively determined by the Administrator) of maintaining any Portion of Capital during such Fixed Period, the Administrator shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Fixed Period. Upon delivery of such notice
(a) no Portion of Capital shall be funded thereafter at the Alternate Rate determined by reference to the Eurodollar Rate, unless and until the Administrator shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall automatically be converted to the Alternate Rate determined by reference to the

Base Rate at the respective last days of the then current Fixed Periods relating to such Portions of Capital.

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES;
                          COVENANTS; TERMINATION EVENTS

         Section 2.1. Representations and Warranties; Covenants. (a) The Seller and the Parent hereby jointly and severally make the representations and warranties set forth in Exhibit III, and hereby jointly and severally agree that the covenants set forth in Exhibit V will be performed and observed.

         (b) The Issuer hereby makes the representations and warranties set forth in Exhibit IV hereto.

         Section 2.2. Termination Events. If any of the Termination Events set forth in Exhibit VI hereto shall occur, the Administrator may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsection (g) of Exhibit VI, the Facility Termination Date shall occur; provided, further, that, in the case of a Termination Event described in subsection (j) of Exhibit VI, the Facility Termination Date shall be deemed to have occurred on the Business Day following the date of such notice unless such Termination Event is cured during the intervening period. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Issuer and the Administrator shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III.

                      INDEMNIFICATION; PERFORMANCE GUARANTY

         Section 3.1. Indemnities by the Seller. (a) Without limiting any other rights that any Securitization Party (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller and the Parent hereby jointly and severally agree to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable or any Contract, excluding, however, (1) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (2) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, or (3) any taxes imposed on such Indemnified Party. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay to each Indemnified Party (within three Business Days after written demand for such indemnification) any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Seller Report to be true and correct, or the failure of any other information provided to the Issuer or the Administrator with respect to Receivables or this Agreement to be true and correct;

                  (ii) the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers), as Servicer or otherwise, under or in connection with this Agreement to have been true and correct in all respects when made;

                  (iii) the failure by the Seller, as Servicer or otherwise, to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                  (iv) the failure to vest (A) in the Issuer a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections with respect thereto and (B) in the Administrator, on its behalf and on behalf of the Issuer, a first priority perfected security interest in the items described in Section 1.2(d), in each case, free and clear of any Adverse Claim;

                  (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                  (vi) any dispute, claim, offset or defense or claim of billing error, (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing, failure to furnish, or agreement to accept returns of, such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

                  (vii) any failure of the Seller, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

                  (viii) any breach of warranty, products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                  (ix) the commingling of any portion of Collections of Pool Receivables relating to the Purchased Interest at any time with other funds;

                  (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interest or in respect of any Receivable, Related Security or Contract; or

                  (xi) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

         (b) Taxes. (i) Any and all payments made hereunder to an Affected Person shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto excluding: (A) taxes imposed on or measured by all or part of the gross or net income (but not including any such tax in the nature of a withholding tax) of such Affected Person by the jurisdiction under the laws of which such Affected Person is organized or has its applicable lending office or any political subdivision of any thereof and
(B) taxes that would not have been imposed if the only connection between such Affected Person and the jurisdiction imposing such taxes was the activities of such Affected Person pursuant to or in respect of this Agreement (including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing this Agreement) (all such excluded taxes, levies, imposts, deductions, changes, withholding and liabilities collectively or individually referred to herein as "Excluded Taxes" and all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities collectively or individually referred to herein as "Taxes"). If the Seller shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Affected
Person: (A) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1(b)) such Affected Person shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Seller shall make such deductions and
(C) the Seller shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (ii) In addition, the Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law all taxes, levies, imposts, deductions, charges, assessments or fees of any kind (including but not limited to any current or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies, but excluding any Excluded Taxes) imposed upon any Affected Person as a result of the transactions contemplated by this Agreement or that arise from any payment made hereunder or from the execution, delivery, or registration of or otherwise similarly with respect to, this Agreement ("Other Taxes").

                  (iii) The Seller and the Parent hereby jointly and severally agree to indemnify each Affected Person from and against the full amount of Taxes and Other Taxes arising out of this Agreement (whether directly or indirectly) imposed upon or paid by such Person and any liability (including penalties, interest, and expenses (including Attorney Costs)) arising with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such amounts prepared by an Affected Person, absent manifest error, shall be final, conclusive, and binding for all purposes. Such indemnification shall be made within 30 days after the date the Affected Person makes a timely written demand therefor or the time at which such amount is payable after a timely written demand therefor has been made, whichever is earlier. A written demand will be considered "timely" for purposes of the preceding sentence only if it is received by the Seller and the Parent no later than 180 days after the earlier of (A) the date on which such Affected Person makes such payment of Taxes or Other Taxes or liability arising therefrom or with respect thereto and (B) the date on which the relevant Governmental Authority or other party makes written demand upon such Affected Person for payment of such Taxes or Other Taxes or liability arising therefrom or with respect thereto.

                  (iv) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Seller to a Governmental Authority hereunder, the Seller will deliver to the relevant Affected Person the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (v) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
         Section 3.1(b) shall survive the termination of this Agreement.

                  (vi) Each Program Support Provider that is granted a participating interest in the Purchased Interest and is organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia (each a "Non-U.S. Purchaser") shall deliver to the Seller or to the Administrator: (A) two copies of either United States Internal Revenue Service Form 1001 or Form 4224 (whichever is applicable), or (B) in the case of a NonU.S. Purchaser claiming an exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 (or any subsequent versions thereof or successors thereto) and a certificate representing that such Non-U.S. Purchaser is not a bank for purposes of Section 881(c) of the Code, in either case properly completed and duly executed by such Non-U.S. Purchaser claiming complete exemption from U.S. federal withholding tax on payments by the Seller under this Agreement. Such forms shall be delivered by each Non-U.S. Purchaser before the date it receives its first payment with respect to a Purchased Interest, and before the date it receives its first payment with respect to a Purchased Interest occurring after the date, if any, that such NonU.S. Purchaser changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Purchaser shall deliver such forms promptly after (or, if reasonably practicable, prior to) the obsolescence or invalidity of any form previously delivered by such Non-U.S. Purchaser. Notwithstanding any other provision of this Section 3.1(b)(vi), a Non-U.S. Purchaser shall not be required to deliver any form pursuant to this Section 3.1(b)(vi) that such Non-U.S. Purchaser is not legally able to deliver. Each Program Support Provider (other than any exempt person as described in applicable Treasury Regulations) that is granted a participating interest in the Purchased Interest and is organized under the laws of the United States or any state thereof or the District of Columbia shall deliver to the Seller an original copy of Internal Revenue Service Form W-9 (or applicable successor form) properly completed and duly executed by such Program Support Provider.

                  (vii) The Seller and the Parent shall not be required to indemnify any Non-U.S. Purchaser, or to pay any additional amounts to any Non-U.S. Purchaser, in respect of United States federal withholding tax (or any withholding tax imposed by a state that applies only when such United States federal withholding tax is imposed) pursuant to this
         Section 3.1(b) to the extent that: (A) the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Non-U.S. Purchaser was granted a participating interest in the Purchased Interest or, with respect to payments to a New Lending Office, the date such Non-U.S. Purchaser designated such New Lending Office; provided, however, that this clause (A) shall not apply to any Non-U.S. Purchaser or New Lending Office that is granted, assigned, or transferred a participating interest in the Purchased Interest at the request of the Seller and provided further, however, that this clause (A) shall not apply to any Non-U.S. Purchaser or New Lending Office that is assigned an interest in the Purchased Interest by a Program Support Provider to the extent that the indemnity payment or additional amounts such Non-U.S. Purchaser or New Lending Office would be entitled to receive (without regard to this clause (A)) do not exceed the indemnity payment or additional amounts that the Program Support Provider making the assignment to such Non-U.S. Purchaser or New Lending Office would have been entitled to receive in the absence of such assignment; or (B) the obligation to make such indemnification or to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Purchaser to comply with the provisions of paragraph (vi) above (it being understood that the Non-U.S. Purchaser shall not have failed to comply with the provisions of paragraph (vi) above if it is legally unable to deliver the forms described therein on any date after it is granted a participation interest in a Purchased Interest or designated a New Lending Office).

                  (viii) Any Affected Person claiming any indemnity payment or additional amounts payable pursuant to this Section 3.1(b) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Seller or the Parent or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of such Affected Person, be otherwise disadvantageous to such Affected Person.

                  (ix) Nothing contained in this Section 3.1(b) shall require an Affected Person to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  (x) If any Affected Person receiving an indemnification payment hereunder with respect to Taxes or Other Taxes or liabilities arising therefrom shall subsequently receive a refund from any taxing authority which is specifically attributable to such indemnification payment, such Person shall promptly pay such refund to the Seller or the Parent, as the case may be.

         Section 3.2. Parent's Performance Guaranty. (a) Parent hereby unconditionally and irrevocably covenants and agrees that it will cause the Seller and the Servicer duly and punctually to perform and observe all of the terms, conditions, covenants, agreements (including, without limitation, agreements to make payments or deemed Collections) and indemnities of the Seller and the Servicer under this Agreement and the other Transaction Documents strictly in accordance with the terms hereof and thereof and that if for any reason whatsoever the Seller or the Servicer shall fail to so perform and observe such terms, conditions, covenants, agreements and indemnities, Parent will duly and punctually perform and observe the same.

         (b) The liabilities and obligations of Parent, in its capacity as a guarantor under this Section 3.2, shall be absolute and unconditional under all circumstances and shall be performed by Parent regardless of (i) whether the Issuer or the Administrator shall have taken any steps to collect from the Seller or the Servicer any of the amounts payable by such party under this Agreement or shall otherwise have exercised any of their rights or remedies under this Agreement or the other Transaction Documents against such party or against any Obligor under any of the Pool Receivables, (ii) the validity, legality or enforceability of this Agreement or any other Transaction Documents, or the disaffirmance of any thereof in any event of bankruptcy relating to the Seller or the Servicer, (iii) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of this Agreement or any other Transaction Document or any of the rights of Issuer or the Administrator as against the Seller or the Servicer or as against any Obligor under any of such Pool Receivables or which might cause or permit to be invoked any alteration in time, amount, manner of payment or performance of any amount payable by the Seller or the Servicer to the Issuer or the Administrator under this Agreement, (iv) the merger or consolidation of the Seller or the Servicer into or with any corporation or any sale or transfer by such party or all or any part of its property, (v) the existence or assertion of any Adverse Claim with respect to any Pool Receivable, or (vi) any other circumstance whatsoever (with or without notice to or knowledge of Parent) which may or might in any manner or to any extent vary the risk of Parent, or might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the purpose and intent of Parent that the liabilities and obligations of Parent under this Section 3.2 shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment and performance as provided in this Agreement. The guaranty set forth in this Section 3.2 is a guaranty of payment and performance and not just of collection.

         (c) Without in any way affecting or impairing the liabilities and obligations of Parent, in its capacity as a guarantor under this Section 3.2, the Seller, Issuer or the Administrator may at any time and from time to time in its discretion, without the consent of, or notice to, Parent, and without releasing or affecting Parent's liability hereunder (i) extend or change the time, manner, place or terms of this Agreement or any other Transaction Document, (ii) settle or compromise any of the amounts payable by Seller or Servicer to the Issuer or the Administrator under this Agreement or subordinate the same to the claims of others, (iii) retain or obtain a lien upon or security interest in any property to secure any of the obligations hereunder, (iv) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Parent, with respect to any of the obligations due hereunder, or (v) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution in exchange for, all or any part of any property securing any of the obligations under this Agreement, it being understood that nothing contained in this Section 3.2(c) shall give the Issuer or the Administrator the right to take any of the foregoing actions if not permitted by the other provisions of this Agreement, by law or otherwise. Nothing in this Section 3.2(c) shall be deemed to waive any of the rights the Seller may otherwise have.

         (d) The provisions of this Section 3.2 shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by Seller or Servicer, to the Issuer or the Administrator under this Agreement is rescinded or must otherwise be restored or returned by any of such Persons, as the case may be, upon any event of bankruptcy involving Seller or Servicer, or otherwise, all as though such payment had not been made. Parent, in its capacity as a guarantor under this
Section 3.2, hereby waives (i) notices of the occurrence of any default hereunder, (ii) any requirement of diligence or promptness on the part of the Issuer or the Administrator in making demand, commencing suit or exercising any other right or remedy under this Agreement, or otherwise, and (iii) any right to require the Issuer or the Administrator to exercise any right or remedy against Seller or Servicer or the Pool Receivables prior to enforcing any of their rights against Parent under this Section 3.2. Parent, in its capacity as a guarantor under this Section 3.2, agrees that, in the event of an event of bankruptcy with respect to Seller or Servicer (including Parent), and if such event shall occur at a time when all of the indemnified amounts and other amounts due from Seller or Servicer under this Agreement may not then be due and payable, Parent will pay to Issuer or the Administrator forthwith the full amount which would be payable hereunder by Parent if all such indemnified amounts and other obligations were then due and payable.

                                   ARTICLE IV.

                         ADMINISTRATION AND COLLECTIONS

         Section 4.1. Appointment of Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as Servicer in accordance with this Section 4.1. Until the Administrator gives notice to the Seller and the Servicer (in accordance with this Section 4.1) of the designation of a new Servicer, O&M Medical is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon either (i) ninety (90) days' prior written notice to O&M Medical or (ii) the occurrence of a Termination Event, the Administrator may designate as Servicer any Person (including itself) to succeed O&M Medical or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

         (b) Upon the designation of a successor Servicer as set forth in
Section 4.1(a) hereof, O&M Medical (or any successor Servicer) agrees that it will terminate its activities as Servicer hereunder in a manner which the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and O&M Medical shall cooperate with and assist such new Servicer. Such cooperation shall include (without limitation) access to and transfer of records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

         (c) O&M Medical acknowledges that the Administrator and the Issuer have relied on O&M Medical's agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, O&M Medical agrees that it will not voluntarily resign as Servicer.

         (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a "Sub-Servicer"); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Issuer for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and the Issuer shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer).

         Section 4.2. Duties of Servicer. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall segregate and hold in trust for the accounts of the Seller and the Issuer the amount of the Collections to which each is entitled in accordance with Article I hereto. The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Pool Receivable (but (x) not beyond sixty (60) days from the original maturity date of such Pool Receivable and (y) not more than once for any Pool Receivable) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Issuer or the Administrator under this Agreement and (ii) if a Termination Event has occurred and O&M Medical is still serving as Servicer, O&M Medical may make such extension or adjustment only upon the prior written approval of the Administrator. The Servicer may adjust the Outstanding Balance of any Receivable to account for any Dilution Adjustment, provided that the appropriate Originator shall have made the corresponding payment pursuant to Section 1.8 of the Amended and

Restated Purchase and Sale Agreement. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (for the benefit of the Issuer and individually) in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is O&M Medical or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either (i) a Termination Event has occurred or (ii) the Administrator believes in good faith that failure to commence, settle, or effect such legal action, foreclosure or repossession could adversely affect Receivables constituting a material portion of the Pool Receivables.

         (b) The Servicer shall as soon as practicable following actual receipt of collected funds turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, in the event that O&M Medical or one of its Affiliates is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections; provided, however, the Servicer shall not be under any obligation to remit any such funds to the Seller unless and until the Servicer has received from the Seller evidence satisfactory to the Administrator and the Servicer that the Seller is entitled to such funds hereunder and under applicable law. The Servicer, if other than O&M Medical or one of its Affiliates, shall as soon as practicable upon demand, deliver to the Seller all records in its possession which evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession which evidence or relate to any indebtedness that is a Pool Receivable.

         (c) Notwithstanding anything to the contrary contained in this Article IV, the Servicer, if not O&M Medical or one of its Affiliates, shall have no obligation to collect, enforce or take any other action described in this
Article IV with respect to any indebtedness that is not a Pool Receivable other than to deliver to the Seller the collections and documents with respect to any such indebtedness as described in Section 4.2(b). It is expressly understood and agreed by the parties that such Servicer's duties in respect of any indebtedness that is not a Pool Receivable are set forth in this Section 4.2 in their entirety. Upon delivery by such Servicer of funds or records relating to any indebtedness that is not a Pool Receivable to the Seller, such Servicer shall have discharged in full all of its responsibilities to make any such delivery.

         (d) The Servicer's obligations hereunder shall terminate on the later of (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Issuer, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

         After such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer in connection with this Agreement.

         Section 4.3. Lock-Box Arrangements. Prior to the initial purchase hereunder, in accordance with Section 1 of Exhibit II, the Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks, and deliver original counterparts thereof to the Administrator. Upon the occurrence of a Termination Event, the Administrator may at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (i) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator and to exercise exclusive dominion and control over the funds deposited therein,
(ii) to have the proceeds that are sent to the respective LockBox Accounts be redirected pursuant to its instructions rather than deposited in the applicable Lock-Box Account, and (iii) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator, at any time, takes any action set forth in the preceding sentence, the Administrator shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller, as Servicer or otherwise, thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Issuer or any other Person hereunder and the Administrator shall distribute or cause to be distributed such funds in accordance with
Section 4.2(b) hereof (including the proviso thereto) and Article I hereof (in each case as if such funds were held by the Servicer thereunder); provided, however, that the Administrator shall not be under any obligation to remit any such funds to the Seller or any other Person unless and until the Administrator has received from the Seller or such Person evidence satisfactory to the Administrator that the Seller or such Person is entitled to such funds hereunder and under applicable law.

         Section 4.4. Enforcement Rights. (a) At any time following the occurrence of a Termination Event or the designation of a Servicer (other than O&M Medical or any of its Affiliates) pursuant to Section 4.1 hereof:

                  (i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Administrator or its designee;

                  (ii) the Administrator may instruct the Seller to give notice of the Issuer's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee, and upon such instruction from the Administrator the Seller shall give such notice at the expense of the Seller; provided, that if the Seller fails to so notify each Obligor, the Administrator may so notify the Obligors; and

                  (iii) the Administrator may request the Seller to, and upon such request the Seller shall, (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license the use of, to the new Servicer, all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

         (b) The Seller hereby authorizes the Administrator, and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Security, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Receivables, Related Security and the related Contracts. Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

         Section 4.5. Responsibilities of Seller and O&M Medical (a) Anything herein to the contrary notwithstanding, Seller shall pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator and the Issuer shall not have any obligation or liability with respect to any Pool Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of Seller or any Originator under any of the foregoing.

         (b) O&M Medical hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, O&M Medical shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that O&M Medical conducted such data-processing functions while it acted as the Servicer.

         Section 4.6. Servicing Fee. For so long as the Servicer is O&M Medical or an Affiliate of O&M Medical, the Servicer shall be paid a fee, through distributions contemplated by Section 1.4(d), equal to 0.50% per annum of the average outstanding Capital. If the Servicer is not O&M Medical or an Affiliate of O&M Medical, then the Servicer shall be paid a fee as negotiated in good faith by such Servicer and by the Administrator in the Administrator's sole discretion.

                                   ARTICLE V.

                                  MISCELLANEOUS

         Section 5.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or Servicer therefrom shall be effective unless in a writing signed by the Administrator, and, in the case of any amendment, by the Seller and the Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Issuer or Administrator to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         Section 5.2. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

         Section 5.3. Assignability; Restrictions on Assignability. (a) This Agreement and the Issuer's rights and obligations herein (including ownership of the Purchased Interest) shall be assignable, in whole or in part, by the Issuer and its successors and assigns subject to the limitations set forth in Section 5.3(f) hereof and with the prior written consent of the Seller; provided; however, that such consent shall not be unreasonably withheld; and provided, further, however, that no such consent shall be required if the assignment is made to Bank of America, any Affiliate of Bank of America (other than a director or officer of Bank of America), any Purchaser or other Program Support Provider or any Person which is (i) in the business of issuing Notes and (ii) associated with or administered by Bank of America or any Affiliate of Bank of America. Each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Seller, the Issuer or the Administrator.

         (b) The Issuer may at any time grant to one or more banks or other institutions (each a "Purchaser") party to the Amended and Restated Liquidity Asset Purchase Agreement or to any other Program Support Provider participating interests in the Purchased Interest subject to the limitations set forth in
Section 5.3(f) hereof. In the event of any such grant by the Issuer of a participating interest to a Purchaser or other Program Support Provider, the Issuer shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Purchaser or other Program Support Provider shall be entitled to the benefits of Sections 1.8, 1.9 and 1.10 with respect to its participating interest subject to the limitations set forth in
Section 3.1(b) hereof.

         (c) This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns.

         (d) Except as provided in Section 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

         (e) Without limiting any other rights that may be available under applicable law, the rights of the Issuer may be enforced through it or by its agents.

         (f) Neither the Issuer nor the Seller shall allow the Purchased Interest or any participating interest therein to become (i) traded on an established securities market (as defined in U.S. Department of the Treasury (the "Treasury") regulations section 1.7704-1(b) or (ii) readily tradable on a secondary market or the substantial equivalent thereof (as defined in Treasury regulations section 1.7704-1(c)). In addition, neither the Purchased Interest nor any participating interest therein may be issued or sold in a transaction or transactions that are required to be registered under the Securities Act of 1933 (15 U.S.C. 77a et seq.), and at no time may more than 100 Persons own interests in the Receivables Pool. In determining the number of Persons that own interests in the Receivables Pool for purposes of the preceding sentence, any beneficial owner of an interest in a partnership, grantor trust, or S corporation ("Flow-Through Entity") will be treated as owning an interest in the Receivables Pool only if substantially all of the value of such beneficial owner's interest in the Flow-Through Entity is attributable to such Flow-Through Entity's interest (direct or indirect) in the Receivables Pool. Any assignment or transfer of the Purchased Interest or any participating interest therein in violation of the foregoing restrictions will be void ab initio.

         Section 5.4. Costs and Expenses. In addition to the rights of indemnification granted under Section 3.1 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including audit fees and expenses generated by an internal or external auditor appointed by the Administrator for the periodic auditing of Pool Receivables) of this Agreement, the Amended and Restated Purchase and Sale Agreement, the Amended and Restated Liquidity Asset Purchase Agreement, the Amended and Restated Parallel Asset Purchase Agreement, any asset purchase agreement, reimbursement agreement, letter of credit or similar agreement relating to the sale or transfer of interests in Purchased Interests and the other documents and agreements to be delivered hereunder, including, without limitation, Attorney Costs for the Administrator, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and all costs and expenses, if any (including Attorney Costs), of the Administrator, the Issuer and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

         Section 5.5. No Proceedings; Limitation on Payments. Each of the Seller, the Servicer, the Parent, the Administrator, each assignee of the Purchased Interest or any interest therein and each Person which enters into a commitment to purchase the Purchased Interest or interests therein hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Issuer is paid in full.

         Section 5.6. Confidentiality. The Seller, the Servicer, the Parent, the Issuer and the Administrator each agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of this Agreement, any Program Support Agreement and the other Transaction Documents (and all drafts thereof), and all information identified as "confidential" or "secret" by the Seller and provided to the other parties by the Seller under any Program Support Agreement, this Agreement or any other Transaction Document, and no such Person nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of any Program Support Agreement, this Agreement and the other Transaction Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Person, or (ii) was or becomes available on a non-confidential basis from a source other than such Person, provided that such source is not bound by a confidentiality agreement with respect thereto; provided, however, that any Person may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Person is subject or in connection with an examination of such Person by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which such Person or its Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Transaction Document; (F) to such Person's independent auditors, legal counsel and other professional advisors; (G) to any nationally recognized rating agency; (H) to any assignee or participant of the Issuer, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required hereunder; (I) to the extent reasonably required by commercial paper dealers in connection with the sale of Notes; and (J) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Person and any of the other parties hereto is party.

         Section 5.7. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE ISSUER IN THE POOL RECEIVABLES, RELATED

SECURITY, COLLECTIONS AND PROCEEDS THEREOF, IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE ISSUER, THE SELLER, THE SERVICER, THE PARENT AND THE ADMINISTRATOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE ISSUER, THE SELLER, THE SERVICER, THE PARENT AND THE ADMINISTRATOR IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE ISSUER, THE SELLER, THE SERVICER, THE PARENT AND THE ADMINISTRATOR EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         Section 5.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 5.9. Survival of Termination. The provisions of Sections 1.8, 1.9, 1.10, 3.1, 5.4, 5.5, 5.6, 5.7, 5.10 and 5.13 shall survive any termination of this Agreement.

         Section 5.10. WAIVER OF JURY TRIAL. THE ISSUER, THE SELLER, THE SERVICER, THE PARENT AND THE ADMINISTRATOR EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE ISSUER, THE SELLER, THE SERVICER, THE PARENT AND THE ADMINISTRATOR EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         Section 5.11. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Issuer, the Seller, the Servicer, the Parent and the Administrator, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Issuer of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Administrator.

         Section 5.12. Headings. The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

         Section 5.13. Issuer's Liabilities. The obligations of the Issuer under this Agreement are solely the corporate obligations of the Issuer. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against "MLMMI" or against any stockholder, employee, officer, director or incorporator of the Issuer. For purposes of this paragraph, "MLMMI" shall mean and include Merrill Lynch Money Markets, Inc. and all affiliates thereof and any employee, officer, director, incorporator, shareholder or beneficial owner of any of them; provided, however, that the Issuer shall not be considered to be an affiliate of MLMMI; and provided, further, that this Section
5.13 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

         Section 5.14. Treatment of Purchased Interest for Tax Purposes. The Seller and the Issuer hereby agree to treat the Purchased Interest and any participating Interest therein as a debt instrument for purposes of federal and state income tax, franchise tax, and any other federal or state tax measured in whole or in part by income, to the extent permitted by applicable law. Notwithstanding any other provision of this Agreement, no Program Support Provider shall be entitled to any indemnification for any Taxes, Other Taxes or other liabilities arising therefrom if and to the extent that such Taxes, Other Taxes or other liabilities arise from such Program Support Provider treating the Purchased Interest or any participating interest therein as other than a debt instrument for purposes of federal and state income tax, and any other federal or state tax measured in whole or in part by income when under applicable law such interest could be treated as a debt instrument.

         SECTION 5.15. Purchase and Sale Agreement. In consideration of the obligations of the Purchaser now or hereafter arising under this Agreement, the Seller hereby sells and assigns to the Administrator, for the benefit of the Issuer, without any formal or other instrument of assignments all of the Seller's right, title and interest in, to and under the Amended and Restated Purchase and Sale Agreement, except for all of

Seller's right, title and interest in, to and under any Originator Note, including all amounts due and to become due to the Seller from any of the Originators thereunder and all rights, remedies, powers, privileges and claims of the Seller against any of the Originators under the Amended and Restated Purchase and Sale Agreement (whether arising pursuant to the terms of the Amended and Restated Purchase and Sale Agreement or otherwise available to the Seller at law or in equity). Notwithstanding the foregoing the Seller shall nevertheless be permitted to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required by the specific terms of the Amended and Restated Purchase and Sale Agreement to be given by it to any Originator, unless the Administrator shall otherwise direct the Seller. The assignment pursuant to the first sentence of this Section 5.15 shall not relieve the Seller or any Originator from (or require the Issuer or the Administrator to undertake) the performance of any term, covenant or agreement on the part of the Seller or any Originator to be performed or observed under or in connection with the Amended and Restated Purchase and Sale Agreement, any Pool Receivable or any Related Security. The Administrator and the Issuer acknowledge that the Seller shall contemporaneously herewith grant an identical assignment as described in the first sentence of this Section 5.15, to the Administrative Agent, for its benefit and the benefit of the Parallel Purchasers, under the Amended and Restated Parallel Asset Purchase Agreement and that the respective rights of the Administrator, the Issuer, the Administrative Agent and the Parallel Purchasers with respect thereto shall be governed by the Amended and Restated Intercreditor Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            O&M FUNDING CORP.



                            By: /s/Richard F. Bozard
                               Name:  Richard F. Bozard
                               Title: V.P & Treasurer

                            4800 Cox Road
                            Richmond, Virginia 23060

                            Attention:  Michael W. Lowry
                            Telephone:  804/747-9794
                            Facsimile:  804/965-5403

                            OWENS & MINOR MEDICAL, INC.



                            By: /s/Richard F. Bozard
                               Name:  Richard F. Bozard
                               Title: V.P & Treasurer

                            4800 Cox Road
                            Richmond, Virginia 23060

                            Attention:  Michael W. Lowry
                            Telephone:  804/747-9794
                            Facsimile:  804/965-5403

                            OWENS & MINOR, INC.



                            By: /s/Richard F. Bozard
                               Name:  Richard F. Bozard
                               Title: V.P & Treasurer

                            4800 Cox Road
                            Richmond, Virginia 23060

                            Attention:  Michael W. Lowry
                            Telephone:  804/747-9794
                            Facsimile:  804-965-5403

                            RECEIVABLES CAPITAL CORPORATION



                            By: /s/Gerad M. Haugh
                                Name: Gerad M. Haugh
                                     Title:

                             c/o  Merrill Lynch & Co., Inc.
                                      World Financial Center
                                      New York, New York  10281-1310
                                      Attention:
                                      Telephone:  212/449-1606
                                      Facsimile:  212/449-2234

                             with a copy to:

                             Bank of America National Trust
                             and Savings Association
                             Asset Securitization Group
                             231 South LaSalle Street
                             Chicago, Illinois  60697

                             Attention:  Mark A. Wegener
                             Telephone:  312/828-3343
                             Facsimile:  312/828-7855

                             BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION, as
                                  Administrator



                             By: /s/Mark A. Wegener
                                 Name:   Mark A. Wegener
                                 Title:  Attorney-in-fact

                             Asset Securitization Group
                             231 South LaSalle Street
                             Chicago, Illinois  60697

                             Attention:  Mark A. Wegener
                             Telephone:  312/828-3343
                             Facsimile:  312/828-7855

                                    EXHIBIT I

                                   DEFINITIONS

         As used in the Amended and Restated Receivables Purchase Agreement to which this Exhibit I is attached (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

                  "Administration Account" means the special account (account number 7062178, ABA number 07100039, Attention: Loan Division, Reference: Owens & Minor) of the Issuer maintained at Bank of America Illinois, or such other account as may be so designated in writing by the Administrator to the Seller and the Servicer.

                  "Administrative Agent" has the meaning set forth in the preamble to the Amended and Restated Parallel Asset Purchase Agreement.

                  "Administrator" has the meaning set forth in the preamble to the Agreement.

                  "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, it being understood that a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, in favor of the Issuer shall not constitute an Adverse Claim.

                  "Affected Person" has the meaning set forth in
Section 1.8.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person, except that with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock.

                  "Agreement" means the Amended and Restated Receivables Purchase Agreement dated as of May 28, 1996, among the Seller, the Servicer, the Parent, the Issuer and the Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Agent-Related Person" has the meaning assigned thereto in
Section 5.2 of the Amended and Restated Parallel Asset Purchase Agreement.

                  "Alternate Rate" for any Fixed Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to:

                  (i) the Eurodollar Rate for such Fixed Period plus (x) 0.50% or (y) on each day when the Alternate Rate has been applicable for any portion of the Purchased Interest for more than ninety (90) days within any twelve-month period, 0.25% plus the appropriate spread for such date determined by reference to the Pricing Grid Rate or

                  (ii)  the Base Rate for such Fixed Period;
         provided, however, that in the case of

                  (i) any Fixed Period on or prior to the first day of which the Administrator shall have been notified by the Issuer or a Purchaser or other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Issuer or such Purchaser or other Program Support Provider to fund any Portion of Capital based on the Eurodollar Rate set forth above (and the Issuer or such Purchaser or other Program Support Provider shall not have subsequently notified the Administrator that such circumstances no longer exist),

                  (ii)  any Fixed Period of one to (and including)
         13 days,

                  (iii) any Fixed Period as to which the Administrator does not receive notice, by no later than 12:00 noon (New York City time) on (x) the second Business Day preceding the first day of such Fixed Period that the Seller desires that the related Portion of Capital be funded at the CP Rate (or the Seller has given such notice and the Administrator has notified the Seller that funding the related Portion of Capital at the CP Rate is unacceptable to the Issuer) or (y) the third Business Day preceding the first day of such Fixed Period that the Seller desires that the related Portion of Capital be funded at the Alternate Rate and based on the Eurodollar Rate, or

                  (iv) any Fixed Period relating to a Portion of Capital which is less than $1,000,000, the "Alternate Rate" for each such Fixed Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Fixed Period. The "Alternate Rate" for any Run-off Day (other than a Run-off Day of the type described in clause (iii) of the definition of Run-off Day) shall be an interest rate equal to 2% per annum above the Base Rate in effect on such day.

                  "Amended and Restated Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement dated as of May 28, 1996 among the Issuer, the Administrator, the Administrative Agent and the Parallel Purchasers.

                  "Amended and Restated Liquidity Asset Purchase Agreement" means the Amended and Restated Liquidity Asset Purchase Agreement dated as of May 28, 1996 among Bank of America as Purchaser, Liquidity Agent and Administrator, the other Purchasers from time to time parties thereto and the Issuer, as amended, supplemented or otherwise modified from time to time.

                  "Amended and Restated Parallel Asset Purchase Agreement" means the Amended and Restated Parallel Asset Purchase Agreement dated as of May 28, 1996 among O&M Funding Corp., as Seller, O&M Medical, as Servicer, Owens & Minor, Inc., as Parent and Guarantor, certain financial institutions from time to time parties thereto, as the Parallel Purchasers, and Bank of America, as Administrative Agent, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

                  "Amended and Restated Purchase and Sale Agreement" means the Amended and Restated Purchase and Sale Agreement dated as of May 28, 1996 between O&M Medical as an Originator and as Servicer, the other Originators which may from time to time be party thereto, Owens & Minor, Inc., as Parent and Guarantor, and O&M Funding Corp. as the Initial Purchaser, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

                  "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Average Maturity" means at any time that period of days equal to the average maturity of the Pool Receivables calculated by the Servicer in the then most recent Seller Report; provided that if the Administrator shall disagree with any such calculation, the Administrator may recalculate such Average Maturity, and any such recalculation shall be prima facie evidence of such Average Maturity.

                  "Bank of America" means Bank of America National Trust and Savings Association, a national banking association.

                  "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. ss. 101, et seq.), as amended from time to time.

                  "Base Rate" means for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

                  (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

                  (b)      0.50% per annum above the latest Federal Funds
         Rate.

                  "Business Day" means any day on which (i) banks are not authorized or required to close in Chicago, New York City, Richmond or San Francisco and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

                  "Capital" means with respect to the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Parallel Asset Purchase Agreement, the amount paid to the Seller in respect of the Purchased Interest by the Issuer or by a Parallel Purchaser pursuant to such Purchase Agreement, or such amount divided or combined in accordance with Section 1.7 of such Purchase Agreement, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of such Purchase Agreement and increased from time to time by reinvestments pursuant to Section 1.4(b)(ii) of such Purchase Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

                  "Change of Control" means any of the following events or circumstances:

                  (a) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of

         1934, as amended) shall either (i) acquire beneficial ownership of more than 20% of any outstanding class of common stock of the Parent having ordinary voting power in the election of directors of the Parent or
         (ii) obtain the power (whether or not exercised) to elect a majority of the Parent's directors;

                  (b) the Parent shall not own, directly or indirectly, 100% of all issued and outstanding capital stock of the

         Seller and of each Originator;

                  (c) the Parent or the Seller shall (i) merge with any other Person and not be the surviving company or (ii) sell all or any substantial part of its assets to another Person;
         or

                  (d) the Board of Directors of the Parent shall not consist of a majority of "Continuing Directors". As used in this definition, Continuing Directors shall mean the directors of the Parent on the effective date of this Agreement and each other director of the Parent, if such other director's nomination for election to the Board of Directors of the Parent is recommended by a majority of the then Continuing Directors.

                  "Collection Delay Period" means 45 days or such other number of days as the Administrator may from time to time select upon three Business Days' notice to the Seller.

                  "Collections" means, with respect to any Pool Receivable, (a) all funds which are received by any Originator, the Seller, the Servicer, the Administrator or the Administrative Agent in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to
Section 1.4(e) of the Amended and Restated Receivables Purchase Agreement or the Amended and Restated Parallel Asset Purchase Agreement, as applicable, and (c) all other proceeds of such Receivable.

                  "Contract" means, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Receivable arises or which evidences such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

                  "CP Market Disruption Event" means, at any time for any reason whatsoever, the Issuer shall be unable or unwilling to raise, or shall be precluded or prohibited from raising, funds through the issuance of Notes in the United States' commercial paper market at such time.

                  "CP Rate" for any Fixed Period for any Portion of Capital of the Purchased Interest means, to the extent the Issuer funds such Portion of Capital for such Fixed Period by issuing Notes, a fluctuating rate per annum equal to the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which Notes of the Issuer having a term equal to such Fixed Period and to be issued to fund such Portion of Capital may be sold by any placement agent or commercial paper dealer selected by the Administrator on behalf of the Issuer, as agreed between each such agent or dealer and the Administrator and notified by the Administrator to the Servicer; provided that if the rate (or rates) as agreed between any such agent or dealer and the Administrator with regard to any Fixed Period for such Portion of Capital is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus (ii) 0.05% of the face amount of such Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum.

                  "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Originators in effect on the date of the Agreement and described in Schedule I hereto, as modified in compliance with the Agreement.

                  "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services,
(iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  "Defaulted Receivable" means a Receivable:

                           (i) as to which any payment, or part thereof, remains
                  unpaid for at least 91 days from the original due date for such payment;

                           (ii) as to which the Obligor thereof or any other
                  Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit VI hereto; or

                           (iii) which, consistent with the Credit and
                  Collection Policy, would be written off any Originator's books as uncollectible.

                  "Delinquency Ratio" means the ratio (expressed as a percentage and rounded upwards to the nearest 1/100 of 1%) computed as of each Month End Date by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables or Defaulted Receivables on such day by (ii) the aggregate Outstanding Balance of all Pool Receivables on such day.

                  "Delinquent Receivable" means a Receivable which is not a Defaulted Receivable and:

                           (i) as to which any payment, or part thereof, remains
                  unpaid for at least 31 days from the original due date for such payment; or

                           (ii) which, consistent with the Credit and Collection
                  Policy, would be classified as delinquent by the Servicer.

                  "Determination Date" means the last day of each quarterly fiscal period of the Parent.

                  "Dilution Adjustment" has the meaning set forth in
Section 1.4(e).

                  "Dilution Reserve" means, for the Purchased Interest under the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Parallel Asset Purchase Agreement, on any date, an amount equal to:

                           (i) the greater of (x) 3.0% and (y) 3 times the
                  greatest Six Month Dilution Ratio for any of the 12 or fewer most recent Month End Dates times

                           (ii)  Capital.

                  "Discount" means:

                           (i) for the Portion of Capital of the Purchased
                  Interest for any Fixed Period to the extent the Issuer will be funding such Portion of Capital on the first day of such Fixed Period through the issuance of Notes,

                                                CPR x C x ED  + TF

                                 360

                           (ii) for the Portion of Capital of the Purchased
                  Interest for any Fixed Period to the extent the Issuer will not be funding such Portion of Capital on the first day of such Fixed Period through the issuance of Notes,

                                  ED

                                AR x C x 360 + TF

         where:

                  AR       =    the Alternate Rate for the Portion of Capital
                                of the Purchased Interest for such Fixed Period

                  C        =    the Portion of Capital of the Purchased

                                Interest during such Fixed Period

                  CPR      =    the CP Rate for the Portion of Capital of the
                                Purchased Interest for such Fixed Period

                  ED       =    the actual number of days during such Fixed

                                Period

                  TF       =    the Termination Fee, if any, for the Portion of
                                Capital of the Purchased Interest for such Fixed Period;

provided that no provision of the Amended and Restated Receivables Purchase Agreement or the Amended and Restated Parallel Asset Purchase Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount for the Portion of Capital of the Purchased Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason; and provided, further, that on each day during any period when the Issuer shall have indicated pursuant to Section 1.1(a) that it will not purchase or reinvest in the Purchased Interest under the Agreement, Discount will accrue on each remaining Portion of Capital under this Agreement at the highest rate then applicable to any portion of

Capital under the Amended and Restated Parallel Asset Purchase
Agreement.

                  "Discount Reserve" for the Purchased Interest under the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Parallel Asset Purchase Agreement at any time means the sum of (i) the Termination Discount at such time for the Purchased Interest, and (ii) the then accrued and unpaid Discount for the Purchased Interest.

                  "Dividend" means in respect of any corporation or any O&M Party, as the case may be, (i) cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation or such O&M Party, as the case may be, except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

                  "Eligible Agent" means a commercial bank having a combined capital and surplus of at least $250,000,000 whose short-term debt is rated by Standard & Poor's Ratings Services not lower than A-1, and at least as highly as the Notes by each rating agency which then rates the Notes.

                  "Eligible Assignee" means any commercial bank having a combined capital and surplus of at least $250,000,000 (i) whose short-term debt is rated by Standard & Poor's Ratings Services not lower than A-1, and at least as highly as the Notes by each rating agency which then rates the Notes or (ii) if a written statement is obtained from each of the rating agencies rating the Notes that the rating of the Notes will not be downgraded or withdrawn solely as a result of the assignment of rights and obligations under this Agreement to such Eligible Institution.

                  "Eligible Receivables" means, at any time, Receivables:

                     (i) each Obligor of which is (a) not an Affiliate of any Originator or the Seller, (b) not subject to any action of the type described in paragraph (g) of Exhibit VI and (c) not an Excluded Obligor;

                    (ii) the Obligor of which is a United States resident or a resident of such other jurisdiction as has been approved in writing by the Administrator, or which are fully guaranteed by a United States resident;

                   (iii)  which are not Excluded Receivables;

                    (iv) which are denominated and payable only in U.S. dollars in the United States;

                     (v) which have a stated maturity and which stated maturity is not more than sixty (60) days after the original billing date thereof;

                    (vi) which arise in the ordinary course of an Originator's business;

                   (vii) which arise under a Contract which is in full force and effect and which is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

                  (viii) which conform with all applicable laws, rulings and regulations in effect;

                    (ix) which are not the subject of any asserted dispute (whether or not in writing), offset, hold back defense, Adverse Claim or other claim and which do not arise from the sale of inventory which is subject to any Adverse Claim, provided that the partial payment of an invoice shall not be considered a dispute;

                     (x) which comply with the requirements of the Credit and Collection Policy;

                    (xi) which arise from the completion of the sale and delivery of goods or services performed, and which do not represent an invoice in advance of such completion;

                   (xii) which are not subject to any contingent performance requirements of the applicable Originator unless such requirements are guaranteed or insured by third parties acceptable to the Administrator;

                  (xiii) which do not require the consent of the related Obligor to be sold or assigned;

                   (xiv) which have not been modified or restructured since their creation, except as permitted pursuant to Section 4.2 of the Agreement;

                    (xv) (A) to which the applicable Originator has good and marketable title immediately prior to the sale thereof to the Seller, and as to which the Seller has good and marketable title, and (B) which, immediately prior to the applicable Originator's sale thereof to the Seller, were freely assignable by the applicable Originator and which are freely assignable by the Seller;

                   (xvi) for which the Issuer shall have a valid, perfected and enforceable undivided percentage ownership interest, to the extent of the Purchased Interest, therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim; provided that for the purposes of determining eligibility of Receivables, such ownership interest need be perfected only in the Related Security of the type described in clause (ii) of the definition of Related Security and clause (iii) of the definition of Related Security to the extent that such perfection can be achieved by filing financing statements pursuant to the UCC;

                   (xvii) which constitute accounts as defined in the UCC, and which are not evidenced by instruments or chattel paper;

                  (xviii) which are not Delinquent Receivables at the time of their inclusion in the Receivables Pool (excluding Receivables transferred as part of the initial sale hereunder);

                    (xix)  which are not Defaulted Receivables;

                     (xx) for which the applicable Originator has established no offset arrangements with the related Obligor;

                    (xxi) for which the Defaulted Receivables of the related Obligor do not exceed 50% of all such Obligor's Receivables, or such other percentage not less than 25% as the Administrator shall approve in its sole discretion;

                   (xxii) which represent the amount in excess of (x) the outstanding credits granted by the applicable Originator to the related Obligor and (y) security, collateral or other deposits placed by the related Obligor with the applicable Originator or any Affiliate of the applicable Originator; and

                   (xxiii) which do not include amounts payable for finance charges.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                  "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

Eurodollar Rate =                                   LIBOR

                                    1.00 - Eurodollar Reserve Percentage

Where,

                           "Eurodollar Reserve Percentage" means, for any Fixed Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Fixed Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Fixed Period; and

                           "LIBOR" means the rate of interest per annum determined by the Liquidity Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Liquidity Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Capital associated with such Fixed Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Fixed Period.

                  "Existing Receivables Agreement" means the Receivables Purchase Agreement dated as of December 28, 1995, among the Seller, the Servicer, the Parent, the Issuer and the Administrator.

                  "Excluded Obligor" means an Obligor, so designated in writing as such by the Administrator to the Servicer, from time to time, it being understood that from time to time the Administrator may revoke its designation of one or more Obligors as Excluded Obligors by written notice to the Servicer.

                  "Excluded Receivables" means all Receivables originated by all divisions of Stuart other than the Greensburg, Pennsylvania, Allentown, Pennsylvania and Franklin, Massachusetts divisions of Stuart.

                  "Facility Fee" has the meaning set forth in Section 1.12 of the Amended and Restated Purchase and Sale Agreement.

                  "Facility Fee Percentage" has the meaning set forth in Section
1.12 of the Amended and Restated Purchase and Sale Agreement.

                  "Facility Termination Date" means the earliest to occur of (a) May 30, 1999, (b) the Purchase Termination Date, as defined in the Amended and Restated Liquidity Asset Purchase Agreement, which on the date of the Agreement is May 30, 1999, or such later date designated as the Purchase Termination Date from time to time pursuant to the Amended and Restated Liquidity Asset Purchase Agreement (it being understood that the Administrator shall notify the Servicer of the designation of such later date, provided that failure to provide such notice shall not limit or otherwise affect the obligations of the Servicer or the rights of the Administrator, the Issuer, or any other party to the Amended and Restated Liquidity Asset Purchase Agreement), (c) the date of termination of the commitment under any other Program Support Agreement, (d) the date determined pursuant to Section 2.2 and (e) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b).

                  "Federal Funds Rate" means, for any period, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

                  "Final Payout Date" means the date following the Facility Termination Date on which no Capital or Discount in respect of the Purchased Interest shall be outstanding and all other amounts (excluding contingent obligations under indemnities and the like as to which no present payment obligation exists) payable by any O&M Parties or the Servicer to the Issuer, the Purchaser, the Administrator or any other Securitization Party or Affected Person under the Transaction Documents shall have been paid in full.

                  "Fixed Period" means with respect to each Portion of
Capital:

                  (a) initially the period commencing on the date of a purchase pursuant to Section 1.2 and ending such number of days as the Seller shall select, subject to the approval of the Administrator pursuant to
         Section 1.2, up to 90 days after such date; and

                  (b) thereafter each period commencing on the last day of the immediately preceding Fixed Period for any Portion of Capital of the Purchased Interest and ending such number of days (not to exceed 90 days) as the Seller shall select, subject to the approval of the Administrator pursuant to Section 1.2, on notice by the Seller received by the Administrator (including notice by telephone, confirmed in writing) not later than 11:00 a.m. (New York City time) on such last day, except that if the Administrator shall not have received such notice or approved such period on or before 11:00 a.m. (New York City time) on such last day, such period shall be one day; provided that

                           (i) any Fixed Period in respect of which Discount is
                  computed by reference to the Alternate Rate shall be a period from one to and including 90 days, or a period of one, two or three months, as the Seller may select as provided above;

                           (ii) any Fixed Period (other than of one day) which
                  would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Discount in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day;

                           (iii) in the case of any Fixed Period of one day, (A)
                  if such Fixed Period is the initial Fixed Period for a purchase pursuant to Section 1.2, such Fixed Period shall be the day of purchase of the Purchased Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business

                  Day, such Fixed Period shall be extended to the next succeeding Business Day;

                           (iv) in the case of any Fixed Period for any Portion
                  of Capital of the Purchased Interest which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Administrator;

                           (v) any Fixed Period in respect of which Discount is
                  computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to the Seller by, the Administrator any time upon the occurrence and during the continuance of any CP Market Disruption Event; and

                           (vi) if at any time after the occurrence and during
                  the continuance of any CP Market Disruption Event, the Administrator elects to terminate any Fixed Period in respect of which Discount is computed by reference to the CP Rate, the Portion of Capital allocated to such terminated Fixed Period shall be allocated to a new Fixed Period to be designated by the Administrator (but in no event to exceed 5 days) and shall accrue Discount at the Alternate Rate.

                  "Funding Rate" has the meaning set forth in Section 1.12 of the Amended and Restated Purchase and Sale Agreement.

                  "Generally Accepted Accounting Principles" or "generally accepted accounting principles" means generally accepted accounting principles at the time in the United States. Except as otherwise expressly provided, all references to generally accepted accounting principles shall be applied on a consistent basis.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Governmental Obligors" means any Obligor which is a Governmental Authority (other than any state or other political subdivision of any state or hospital owned by the foregoing).

                  "Guaranty Obligations" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefore, (ii) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements and capital maintenance agreements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of Guaranty Obligations hereunder shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or obligation in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated amount in respect thereof (assuming such other Person is required to perform thereunder) as determined in good faith.

                  "Indebtedness" means without duplication, (i) all indebtedness for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with generally accepted accounting principles would be shown to be a liability (on the liability side of a balance sheet), (iii) all Guaranty Obligations, (iv) the maximum stated amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (x) supporting other Indebtedness of any O&M Party or (y) offset by a like amount of cash or government securities pledged or held in escrow to secure such letter of credit and draws thereunder), (v) all Capitalized Lease obligations, (vi) all Indebtedness of another Person secured by any Lien on any property of any O&M Party, whether or not such Indebtedness has been assumed, in an amount not to exceed the fair market value of the property of any O&M Party securing such Indebtedness, (vii) all obligations under take-or-pay or similar arrangements or under interest rate, currency, or commodities agreements, and (viii) indebtedness created or arising under any conditional sale or title retention agreement; but specifically excluding from the foregoing trade payables and accrued expenses arising or incurred in the ordinary course of business.

                  "Indemnified Amounts" has the meaning set forth in
Section 3.1.

                  "Indemnified Party" has the meaning set forth in
Section 3.1.

                  "Initial Purchaser Note" has the meaning set forth in Section
1.6 of the Amended and Restated Purchase and Sale Agreement.

                  "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Investment Grade" means (i) with respect to any Person's long term public senior debt securities, a rating of at least BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or, if such Person's long-term public senior debt securities are rated by Duff & Phelps Credit Rating Co., at least BBB- by such rating agency and (ii) with respect to any Person's short-term public senior debt securities, a rating of at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc. or, if such Person's short-term public senior debt securities are rated by Duff & Phelps Credit Rating Co., at least D-2 by such rating agency; provided, that in either of the foregoing cases if such Person's public senior debt securities are rated by more than one of the foregoing rating agencies, then each such rating agency which rates such securities shall have given them a rating at least equal to the categories specified above;

                  "Issuer" has the meaning set forth in the preamble to the Agreement.

                  "LIBOR" means the rate of interest per annum determined by the Liquidity Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Liquidity Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Capital associated with such Fixed Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Fixed Period.

                  "Lien" means any mortgage, pledge, hypothecation, assignment deposit arrangement, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or other similar recording or notice statute, and any lease in the nature thereof) securing or purporting to secure any Indebtedness.

                  "Liquidity Agent" means Bank of America in its capacity as Liquidity Agent pursuant to the Amended and Restated Liquidity
Asset Purchase Agreement.

                  "Lock-Box Account" means an account maintained at a bank or other financial institution for the purpose of receiving or holding Collections, either directly from Obligors, from any Originators or Seller or otherwise.

                  "Lock-Box Agreement" means an agreement, in substantially the applicable form set forth in Annex B, between the Seller and each Lock-Box Bank.

                  "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

                  "Loss Reserve" for the Purchased Interest under the

Amended and Restated Receivables Purchase Agreement and the Amended and Restated Parallel Asset Purchase Agreement on any date means an amount equal to the greater of

                  (x) Capital times the greatest of the following: (i) 6 times the highest Six Month Default Ratio for any of the twelve most recent Month End Dates, (ii) 10 times the highest Six Month Loss-to-Liquidation Ratio for any of the twelve most recent Month End Dates, (iii) 2 times the highest Normal or Special Concentration Percentage for any Obligor that is Investment Grade, (iv) 4 times the highest Normal or Special Concentration Percentage for any Obligor that is not Investment Grade, and (v) 10%; and

                  (y)  $6,000,000.

                  "Majority Parallel Purchasers" means, at any time, Parallel Purchasers with Percentages under the Amended and Restated Parallel Asset Purchase Agreement that are more than 50% in the aggregate.

                  "Maximum Parallel Purchase" means, with respect to each

Parallel Purchaser and the Amended and Restated Parallel Asset

Purchase Agreement, the maximum amount of Capital which such Parallel Purchaser is obligated to pay in respect of the Purchased Interest acquired by the Parallel Purchasers under such Amended and Restated Parallel Asset Purchase Agreement, as set forth below its signature to such Amended and Restated Parallel Asset Purchase Agreement or in the Assignment pursuant to which it became a Parallel Purchaser thereunder, as such amount may be modified

                  (w) in connection with any subsequent Assignment pursuant to Section 6.3 of the Amended and Restated Parallel Asset Purchase Agreement,

                  (x) in connection with a change in the Purchase Limit applicable to such Amended and Restated Parallel Asset Purchase Agreement pursuant to Section 6.1 of the Amended and Restated Parallel Asset Purchase Agreement,

                  (y) as provided in Section 1.1(a) of the Amended and Restated Parallel Asset Purchase Agreement to reflect the aggregate outstanding Capital of the Purchased Interest under the Agreement to which the Seller under such Amended and Restated Parallel Asset Purchase Agreement is a party, or

                  (z) in connection with a termination of such Purchaser's Purchase Commitment pursuant to Section 1.1(b) of the Amended and Restated Parallel Asset Purchase
         Agreement.

                  "Month End Date" means the last day of a calendar month.

                  "Net Receivables Pool Balance" means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the Outstanding Balance of such Eligible Receivables that have become Defaulted Receivables and (ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds the product of (A) the Normal Concentration Percentage or Special Concentration Percentage, as the case may be, for such Obligor multiplied by (B) the Outstanding Balance of the Eligible Receivables then in the Receivables Pool.

                  "Normal Concentration Percentage" means at any time 2.0% (i) for any Obligor except a Governmental Obligor or (ii) for all Governmental Obligors taken as a whole.

                  "Notes" means short-term promissory notes issued or to be issued by the Issuer to fund its investments in accounts receivable or other financial assets.

                  "O&M Credit Agreement" means the Credit Agreement, dated as of May 24, 1996, among the Parent, as borrower, certain of the subsidiaries of the Parent, as guarantors, the banks identified therein, NationsBank N.A., as agent, Bank of America and Crestar Bank, as co-agents, and NationsBank N.A., as administrative agent, as amended from time to time.

                  "O&M Medical" means Owens & Minor Medical, Inc., a Virginia corporation.

                  "O&M Party" means the Parent or any of its Subsidiaries (including the Seller).

                  "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

                  "Originator" shall have the meaning set forth in the Introduction to the Amended and Restated Purchase and Sale Agreement.

                  "Originator Note" shall have the meaning set forth in Section
1.7 of the Amended and Restated Purchase and Sale Agreement.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "Parallel Purchase Termination Date", with respect to each Parallel Purchaser, has the meaning set forth in Section 6.6 of such Amended and Restated Parallel Asset Purchase Agreement.

                  "Parallel Purchaser", with respect to each Parallel Purchaser, has the meaning set forth in the preamble to the Amended and Restated Parallel Asset Purchase Agreement.

                  "Parent" has the meaning set forth in the preamble to the Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which any Originator or the

Seller or any corporation, trade or business that is, along with such Originator or the Seller, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended or section 4001 of ERISA may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

                  "Permitted Liens" means (i) Liens described on Schedule II attached hereto; (ii) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with generally accepted accounting principles have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof); (iii) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's and other like Liens provided that such Liens secure only amounts not more than 30 days past due or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with generally accepted accounting principles have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof); (iv) pledges or deposits made to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs; (v) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of such property for its intended purposes or interfering with the ordinary conduct of business of the O&M Parties taken as a whole, (vii) Liens regarding operating or financing leases permitted by the O&M Credit Agreement;
(viii) leases or subleases granted to others in the ordinary course of business not interfering in any material respect with the business or operations of the borrower or its Subsidiaries; (ix) purchase money Liens securing purchase money indebtedness to the extent permitted under the O&M Credit Agreement; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xi) any judgment lien which does not create an event of default under the O&M Credit Agreement or a

Termination Event hereunder and (xii) Liens arising under this Agreement and any other Transaction Document.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Pool Receivable" means a Receivable in the Receivables
Pool.

                  "Portion of Capital" has the meaning set forth in Section 1.7. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more portions, "Portion of Capital" means 100% of the Capital of the Purchased Interest.

                  "Pricing Grid Rate" means, at any time for any Fixed
Period:

                    (i) a rate per annum equal to the "Applicable Percentage" which would then apply to "Eurodollar Loans", (as such terms are defined in the O&M Credit Agreement); or

                   (ii) if the terms set forth in clause (i) of this definition are no longer used in the O&M Credit Agreement, the highest applicable margin above the Eurodollar Rate that the Parent is or would be charged for a borrowing under the O&M Credit Agreement on such day; or

                  (iii) if the O&M Credit Agreement is no longer in effect, the highest applicable margin above the Eurodollar Rate that the Parent is or would be charged for a borrowing under any revolving committed credit facility or agreement then in effect on such day; or

                   (iv) if the O&M Credit Agreement is no longer in effect and there is no other revolving committed credit facility or agreement then in effect, the applicable margin as set forth in clause (i) of this definition, pursuant to the O&M Credit Agreement as in effect on the day immediately prior to the termination thereof.

         For purposes of clauses (ii), (iii), and (iv) of this definition, if the Alternate Rate at such time is calculated with reference to the Interbank Rate, and the applicable credit agreement contains provisions for calculating interest based on a "eurodollar," "LIBOR," "IBOR," or similar rate index, then the applicable margin shall be the margin calculated under such credit agreement by reference to such "eurodollar," "LIBOR,"

"IBOR," or similar rate index. In all other circumstances, the applicable margin will be the margin calculated under such credit agreement by reference to the highest interest rate index available to the Parent under the applicable credit agreement.

                  "Program Support Agreement" means and includes the Amended and Restated Liquidity Asset Purchase Agreement and any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Issuer, the issuance of one or more surety bonds for which the Issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Issuer to any Program Support Provider of the Purchased Interest (or portions thereof) and/or the making of loans and/or other extensions of credit to the Issuer in connection with the Issuer's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

                  "Program Support Provider" means and includes any Purchaser and any other or additional Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Issuer or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Issuer's securitization program.

                  "Purchase and Sale Termination Date" means the date determined in accordance with Section 2.3 of the Amended and Restated Purchase and Sale Agreement.

                  "Purchase and Sale Termination Event" has the meaning set forth in Exhibit IV to the Amended and Restated Purchase and Sale Agreement.

                  "Purchase Agreement" means the Agreement, the Amended and Restated Purchase and Sale Agreement or the Amended and Restated Parallel Asset Purchase Agreement, and "Purchase Agreements" means the Agreement, Amended and Restated the Purchase and Sale Agreement, and the Amended and Restated Parallel Asset Purchase Agreement.

                  "Purchase Limit" means the lesser of (i) $150,000,000, as such amount may be reduced pursuant to Section 1.1(b) and (ii) (A) the aggregate of the Maximum Liquidity Purchase (as defined in the Amended and Restated Liquidity Asset Purchase Agreement) of the Purchasers under the Amended and Restated Liquidity Asset Purchase Agreement less (B) the aggregate of the Discount of the existing Fixed Periods (for the entirety of such

Fixed Periods), as such amount may be reduced pursuant to Section 1.1(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital of the Purchased Interest under the Agreement.

                  "Purchased Interest" means, with respect to the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Parallel Asset Purchase Agreement, at any time, the undivided percentage ownership interest in (i) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Facility Termination Date, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as

                            C + DCR + LR + DLR + SFR

                                       NRB

         where:

                  C        =    the Capital of the Purchased Interest at the
                                time of computation under the applicable

                                Purchase Agreement.

                  DCR      =    the Discount Reserve of the Purchased Interest
                                under the applicable Purchase Agreement at the

                                time of computation.

                  LR       =    the Loss Reserve of the Purchased Interest
                                under the applicable Purchase Agreement at the

                                time of computation.

                  DLR      =    the Dilution Reserve of the Purchased Interest
                                under the applicable Purchase Agreement at the

                                time of computation.

                  SFR = the Servicing Fee Reserve of the Purchased Interest under the applicable Purchase Agreement at the time of computation.

                  NRB = the Net Receivables Pool Balance at the time of computation.

The Purchased Interest shall be determined from time to time pursuant to the provisions of Section 1.3 and shall be computed separately for the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Parallel Asset Purchase Agreement.

                  "Purchaser" has the meaning set forth in Section
5.3(b).

                  "Rate Variance Factor" means a number greater than one that reflects the potential variance in selected interest rates over a period of time designated by the Administrator, as specified by the Administrator from time to time, notified to the Seller and set forth in the Seller Report in accordance with the provisions thereof; provided that the "Rate Variance Factor" may be changed from time to time upon at least five days' prior notice to the Servicer. The initial Rate Variance Factor shall be 1.25.

                  "Receivable" means any indebtedness and other obligations owed to any Originator or any rights of any Originator to payment from or on behalf of an Obligor whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by any Originator, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

                  "Receivables Pool" means at any time all of the then outstanding Receivables excluding the Excluded Receivables.

                  "Reference Bank" means Bank of America.

                  "Related Assets" has the meaning set forth in Section 1.1 of the Amended and Restated Purchase and Sale Agreement.

                  "Related Security" means with respect to any
Receivable:

                             (i) all of any Originator's interest in any goods
                  (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

                            (ii) all other security interests or liens and
                  property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings signed by an Obligor relating thereto; and

                           (iii) all guaranties, indemnities, insurance and
                  other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

                  "Restatement Effective Date" means the date on which the conditions set forth in section (2) of Exhibit II of the Amended and Restated Receivables Purchase Agreement have been met.

                  "Restricted Payments" has the meaning given thereto in paragraph (m) of Exhibit V.

                  "Run-off Day" means (i) each day on which the conditions set forth in Section 2 of Exhibit II are not satisfied, (ii) each day which occurs on or after the Termination Date, and (iii) each day as to which the Issuer has indicated to the Seller pursuant to Section 1.1(a) that it will not reinvest in the Purchased Interest hereunder.

                  "Securitization Parties" means the Issuer, the Administrator, any Purchaser, any Parallel Purchaser, the Administrative Agent, any Program Support Provider, their respective Affiliates, employees, agents and representatives, and the respective successors, transferees and assigns of any of the foregoing.

                  "Seller" has the meaning set forth in the preamble to the Agreement.

                  "Seller Report" means a report, in substantially the form of Annex A hereto, furnished by the Servicer to the Administrator pursuant to the Agreement.

                  "Servicer" has the meaning set forth in the preamble to the Agreement.

                  "Servicing Fee" shall mean the fee referred to in
Section 4.6.

                  "Servicing Fee Reserve" for the Purchased Interest under the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Parallel Asset Purchase Agreement at any time means the sum of (i) the unpaid Servicing Fee relating to the Purchased Interest accrued to such time, plus (ii) an amount equal to (a) the Capital of the Purchased Interest at the time of computation multiplied by (b) the product of (x) the percentage per annum at which the Servicing Fee is accruing on such date and (y) a fraction having the sum of the Average Maturity plus the Collection Delay Period (each as in effect at such date) as its numerator and 360 as its denominator.

                  "Settlement Period" for each Portion of Capital means each period commencing on the first day and ending on the last day of each Fixed Period for such Portion of Capital and, on and after the Termination Date, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the immediately preceding Settlement Period.

                  "Sub-Servicer" has the meaning set forth in
Section 4.1.

                  "Six Month Default Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of each Month End Date by dividing (i) the amount of Pool Receivables that became Defaulted Receivables during the six month period ending on such Month End Date by (ii) the aggregate amount of Pool Receivables invoiced by the Originators during the six month period ending on the Month End Date which occurred four months before such Month End Date.

                  "Six Month Dilution Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of each Month End Date by dividing (i) the aggregate reduction attributable to Dilution Adjustments in each case occurring during the six month period ending on such Month End Date by (ii) the aggregate amount of Pool Receivables invoiced by the Originators during the six month period ending on the Month End Date which occurred one month before such Month End Date.

                  "Six Month Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%) computed as of each Month End Date by dividing (i) the aggregate Outstanding Balance of all Pool Receivables written off by the Seller, or which should have been written off by the Seller in accordance with the Credit and Collection Policy, during the six month period ending on such Month End Date by (ii) the aggregate amount of Collections of Pool Receivables actually received during such six month period.

                  "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of Sections 55-80 and 55-81 of the Virginia Code Annotated; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Special Concentration Percentage" means, for any Obligor, such percentage as has been so designated in writing as such by the Administrator at its sole discretion to the Seller, from time to time, with respect to an Obligor, it being understood that the Administrator may (i) lower such percentage from time to time at its sole discretion by written notice to the Seller and (ii) raise such percentage only with the written consent of the Seller.

                  "Stuart" means Stuart Medical, Inc., a Pennsylvania corporation.

                  "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

                  "Supplement" means a Supplement executed by the Parent or any Subsidiary of the Parent in form and substance satisfactory to the Administrator and the Administrative Agent under the Amended and Restated Parallel Asset Purchase Agreement, pursuant to which the Parent or a Subsidiary of the Parent shall become an Originator under the Amended and Restated Purchase and Sale Agreement.

                  "Tangible Net Worth" means total stockholders' equity minus goodwill, patents, trade names, trade marks, copyrights, franchises, organizational expense, deferred assets other than prepaid insurance and prepaid taxes and such other assets as are properly classified as "intangible assets", for any corporation as determined in accordance with generally accepted accounting principles.

                  "Termination Date" means the earlier of (i) the Business Day which the Seller or the Administrator so designates by notice to the other at least 10 Business Days in advance and (ii) the Facility Termination Date.

                  "Termination Discount" means, for the Purchased Interest on any date, an amount equal to the Rate Variance Factor on such date multiplied by the product of (i) the Capital of the Purchased Interest on such date and (ii) the product of (a) the Base Rate for the Purchased Interest for a 30-day Fixed Period deemed to commence on such date and (b) a fraction having as its numerator the sum of the Average Maturity plus the Collection Delay Period (each as in effect at such date) and 360 as its denominator.

                  "Termination Event" has the meaning specified in
Exhibit VI.

                  "Termination Fee" means, for any Fixed Period during which a Run-off Day occurs, the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Fixed Period pursuant to clause (b)(iv) of the definition thereof) which would have accrued during such Fixed Period on the reductions of Capital of the Purchased Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (ii) the income, if any, received by the Issuer from the Issuer investing the proceeds of such reductions of Capital, as determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error.

                  "Transaction Documents" means the Agreement, the Amended and Restated Purchase and Sale Agreement, the Amended and Restated Parallel Asset Purchase Agreement, the Lock-Box Agreements, the Amended and Restated Liquidity Asset Purchase Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

                  "Unmatured Termination Event" means, with respect to any Purchase Agreement, an event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event under such Purchase Agreement.

         Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or", and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES

                  1. Conditions Precedent to Initial Purchase. The initial purchase under the Agreement shall not occur until on or after the Restatement Effective Date. The Restatement Effective Date shall occur on the date on which the Administrator shall have received the following, each in form and substance (including the date thereof) satisfactory to the Administrator:

                  (a) A duly executed counterpart of this Amended and Restated Receivables Purchase Agreement.

                  (b) A duly executed counterpart of the Amended and Restated Purchase and Sale Agreement.

                  (c) A duly executed counterpart copy of the Amended and Restated Parallel Asset Purchase Agreement.

                  (d) Certified copies of (i) the resolutions of the Board of Directors of each of the Originators, the Seller, the Servicer and the Parent authorizing the execution, delivery, and performance by such Originator, the Seller, the Servicer and the Parent, respectively, of the Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws of each of the Originators, the Seller, the Servicer and the Parent

                  (e) A certificate of the Secretary or Assistant Secretary of each of the Originators, the Seller, the Servicer and the Parent certifying the names and true signatures of the officers of the Seller, the Servicer and the Parent, respectively, authorized to sign the Transaction Documents to which it is a party. Until the Administrator receives a subsequent incumbency certificate from an Originator, the Seller, the Servicer or the Parent in form and substance satisfactory to the Administrator, the Administrator shall be entitled to rely on the last such certificate delivered to it.

                  (f) Signed copies of proper financing statements, in a form suitable for filing under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Issuer contemplated by the Agreement.

                  (g) Signed copies of proper financing statements, if any, in a form suitable for filing under the UCC of all jurisdictions that the Administrator may deem necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by any Originator.

                  (h) Completed UCC requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (d) above and all other effective financing statements filed in the jurisdictions referred to in subsection (f) above that name any Originator as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security), and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Administrator may request, showing no such liens on any of the Receivables, Contracts or Related Security.

                  (i) A favorable opinion of Hunton & Williams, counsel for the Seller, the Servicer and the Parent, substantially in the form of Annex B hereto and as to such other matters as the Administrator may reasonably request.

                  (j) A favorable opinion of Drew St. J. Carneal, Esq., Senior Vice President, Corporate Counsel and Secretary of the
Parent, substantially in the form of Annex C hereto and as to such other matters as the Administrator may reasonably request.

                  (k) Satisfactory results of a review and audit of the Originators' collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of the Originators' operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under this Amended and Restated Receivables Purchase Agreement.

                  (l) Seller Report representing the performance of the portfolio to be purchased through the Amended and Restated Receivables Purchase Agreement for the month prior to closing.

                  (m) Evidence of payment by O&M Medical and the Seller of all accrued and unpaid fees (including those contemplated by the letter agreement referred to in Section 1.5), costs and expenses to the extent then due and payable on the date thereof, together with Attorney Costs of the Administrator to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Administrator's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Seller and the Administrator); including any such costs, fees and expenses arising under or referenced in Section 5.4.

                  (n) A letter agreement between the Seller and the Administrator contemplated by Section 1.5.

                  (o) Good standing certificates with respect to each of the Originators, the Seller, the Servicer and the Parent issued by the Secretary of the State Corporation Commission of Virginia.

                  (p) Executed counterparts of the Lock-Box Agreements with each of the Lock-Box Banks identified in Schedule II to the Amended and Restated Purchase and Sale Agreement.

                  (q) A certificate of the Treasurer or Assistant Treasurer of the Parent certifying as to (1) the closing of the senior subordinated note offering (x) substantially on the terms set forth in the draft Indenture dated May 3, 1996 (previously received by the Administrator), among the Parent, the guarantors named therein and Crestar Bank, as Trustee and (y) generating net cash proceeds to the Parent in an amount not less than $150,000,000 (less any customary fees and expenses) and (ii) the closing of the O&M Credit Agreement substantially on the terms set forth in the draft O&M Credit Agreement dated May __, 1996 previously received by the Administrator.

                  (r) A certificate from an officer of O&M to the effect that the Seller has a Tangible Net Worth of at least $15,000,000 (it being understood that all Receivables transferred to the Seller as capital contributions shall be valued at the lower of the book value thereof or the Outstanding Balance thereof).

                  (s) Such other approvals, opinions or documents as the Administrator or Purchasers may reasonably request.

                  2. Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase under this Amended and Restated Receivables Purchase Agreement) and each reinvestment shall be subject to the further conditions precedent that:

                  (a) in the case of each purchase, the Servicer shall have delivered to the Administrator on or prior to such purchase, in form and substance satisfactory to the Administrator, a completed Seller Report with respect to the immediately preceding calendar month, dated within three (3) Business Days prior to the date of such purchase and such additional information as may reasonably be requested by the Administrator including, without limitation, a listing of Obligors and their respective portions of the Pool Receivables at any time;

                  (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller and the Parent that such statements are then true):

                           (i) the representations and warranties contained in
         Exhibit III are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date; and

                           (ii) in the case of each purchase, no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or that would constitute a Termination Event but for the requirement that notice be given or time elapse or both; and

                           (iii) in the case of each reinvestment, no event has occurred and is continuing, or would result from such reinvestment, that constitutes (x) any Termination Event, or (y) an Unmatured Termination Event under clause (g) or (j) of Exhibit VI to the Amended and Restated Receivables Purchase Agreement.

                  (c) the Administrator shall have received such other approvals, opinions or documents as it may reasonably request.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

                                       OF

                         SELLER, SERVICER AND THE PARENT

                  The Seller, the Servicer and the Parent each jointly and severally make the following representations and warranties:

                  (a) Organization and Good Standing. It is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified.

                  (b) Due Qualification; No Conflicts. The execution, delivery and performance by it of the Agreement and the other Transaction Documents to which it is a party, including, in the case of the Seller, the Seller's use of the proceeds of purchases and reinvestments, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) its charter or by-laws, (2) any law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it.

                  (c) Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by it of the Agreement or any other Transaction Document to which it is a party other than (i) the filing of financing statements against O&M Medical and the Seller in the State Corporation Commission of Virginia and (ii) comparable filings with respect to all other Originators in the jurisdiction provided in their respective Supplement to perfect the Initial Purchaser's interest in the Pool Receivables under the Amended and Restated Purchase and Sale Agreement.

                  (d) Binding Obligations. Each of the Agreement and the other Transaction Documents to which it is a party (and which on its face purports to create an obligation) constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of


                                      III-1
whether such enforceability is considered in a proceeding in equity or at law.

                  (e)      Financial Statements.

                           (i) (x) The consolidated balance sheet of the Parent
                  and its Subsidiaries as of December 31, 1995, and the related consolidated statement of income and retained earnings of the Parent and its Subsidiaries for the fiscal year then ended and
                  (y) the consolidated balance sheet of the Parent and its Subsidiaries as of March 31, 1996, and the related consolidated and consolidating statements of income and retained earnings of the Parent and its Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrator, fairly present the financial conditions of the Parent and its Subsidiaries as at such date and the results of the operations of the Seller for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied and since December 31, 1995, there has been no material adverse change in the business, operations, property or financial or other condition or operations of the Seller or the Parent or any of their Subsidiaries taken as a whole, the ability of the Seller or the Parent to perform its obligations under the Agreement or the other Transaction Documents or the collectibility of the Pool Receivables, or which affects the legality, validity or enforceability of the Amended and Restated Purchase and Sale Agreement or the other Transaction Documents.

                           (ii) The unaudited condensed balance sheet of the
                  Originators as of March 31, 1996, and the related condensed statements of income of the Originators for the fiscal quarter ended March 31, 1996, heretofore furnished to the Administrator, are the financial statements of the Originators routinely prepared for internal use.

                  (f) No Proceedings. There is no pending or threatened action or proceeding affecting either (x) the Seller and its Subsidiaries taken as a whole or (y) the Parent and its Subsidiaries taken as a whole, which is before any Governmental Authority or arbitrator and which would reasonably be expected to materially adversely affect the business, operations, property, financial or other condition or operations of either (x) the Seller and its Subsidiaries taken as a whole or (y) the Parent and its Subsidiaries taken as a whole, or their ability to perform its obligations under the Agreement or the other Transaction Documents or the collectibility of the Receivables, or which affects or purports to affect the legality, validity or


                                      III-2
enforceability of the Agreement or the other Transaction
Documents.

                  (g) Quality of Title; Valid Sale; Etc. The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim; upon each purchase or reinvestment, the Issuer shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections and other proceeds, with respect thereto, free and clear of any Adverse Claim; the Agreement creates a security interest in favor of the Administrator, on its behalf and on behalf of the Issuer, in the items described in Section 1.2(d), and the Administrator, on its behalf and on behalf of the Issuer, has a first priority perfected security interest in such items free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto or any Lock-Box Account is on file in any recording office, except those filed in favor of the Issuer relating to the Agreement.

                  (h) Accuracy of Information. Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (i) Principal Place of Business. The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address referred to in Schedule III (or at such other addresses designated in accordance with such paragraph (b) of Exhibit V).

                  (j) Lock-Box Banks, Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are specified in Schedule IV to the Agreement (or at such other LockBox Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements.


                                      III-3

                  (k) No Violation. It is not in violation of any order of any court, arbitrator or Governmental Authority which violation would reasonably be expected to have a material adverse effect on its business, operations, property or financial or other condition.

                  (l) Ownership of Issuer. Neither it nor any of its Affiliates has any direct or indirect ownership or other financial interest in the Issuer.

                  (m) Proceeds. No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations G or U of the Federal Reserve Board.

                  (n) Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net
Receivables Pool Balance, is an Eligible Receivable.

                  (o) No Purchase and Sale Termination Events. No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of the Purchased Interest or from the application of the proceeds therefrom, which constitutes a Termination Event.

                  (p) Maintenance of Books and Records. The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as a sale, consistent with Generally Accepted Accounting Principles.

                  (q) Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection
Policy with regard to each Receivable.

                  (r) Compliance with Transaction Documents. It has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.

                  (s) Corporate Name. The Seller's complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name, except as set forth on Schedule III and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to paragraph (l)(vi) of Exhibit V.

                  (t) No Labor Disputes. There are no strikes, lockouts or other labor disputes against it or any of its subsidiaries, or, to the best of its knowledge, threatened against or affecting it or any of its subsidiaries, and no significant unfair labor practice complaint is pending against it or any of its


                                      III-4
subsidiaries or, to the best knowledge of it, threatened against any of them by or before any Governmental Authority that would have a material adverse effect on its business, operations, property or financial or other condition.

                  (u) Pension Plans. During the preceding twelve months, no steps have been taken to terminate any Pension Plan of the Seller, the Servicer or the Parent which was not fully funded, unless adequate reserves have been set aside for the funding thereof, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Seller, the Servicer or the Parent of any material liability, fine or penalty.

                  (v) Investment Company Act. It is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.


                                      III-5

                                   EXHIBIT IV

                    REPRESENTATIONS AND WARRANTIES OF ISSUER

                  The Issuer represents and warrants as follows:

                  (a) Organization and Good Standing. The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified.

                  (b) Due Qualification; No Conflicts. The execution, delivery and performance by the Issuer of the Agreement and the other Transaction Documents to which it is a party, including the Issuer's use of the proceeds of purchases and reinvestments, (i) are within the Issuer's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) the Issuer's charter or by-laws, (2) any law, rule or regulation applicable to the Issuer,
(3) any contractual restriction binding on or affecting the Issuer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Issuer or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Issuer.

                  (c) Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Issuer of the Agreement or any other Transaction Document to which it is a party.

                  (d) Binding Obligations. Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

                                    EXHIBIT V

                                    COVENANTS

         Covenants of the Seller and the Parent. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full, each of the Seller and the Parent, jointly and severally, agree that obligations set forth in this Exhibit V shall be performed and observed.

                  (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Seller to perform its obligations under any related Contract or under the Agreement.

                  (b) Offices, Records and Books of Account; Etc. The Seller (i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth on Schedule III attached hereto or, upon at least 60 days' prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interests of the Administrator and the Issuer in the Receivables and related items (including without limitation the items described in Section 1.2(d)) have been taken and completed and (ii) shall provide the Administrator with at least 60 days' written notice prior to making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a merger) which could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

                  (d) Ownership Interest, Etc. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable and perfected undivided ownership interest, to the extent of the Purchased Interest, in the Pool Receivables and the Related Security and Collections and other proceeds with respect thereto, and a first priority perfected security interest in the items described in Section 1.2(d), free and clear of any Adverse Claim, in favor of the Issuer, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Issuer under the Agreement as the Issuer, through the Administrator, may request.

                  (e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any item described in Section 1.2(d) or the Seller's undivided interest in any Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent, or assign any right to receive income in respect of any items contemplated by this paragraph (e).

                  (f) Extension or Amendment of Receivables. Except as provided in Section 4.2(a) the Agreement, the Seller shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable. The Seller will not amend, modify or waive any term or condition of any related Contract in a way which would adversely affect the collectibility of any Receivables.

         (g)      Change in Business or Credit and Collection Policy.
Without the written consent of the Administrator, the Seller shall not make (i) any material change in the character of its business or in the Credit and Collection Policy, or (ii) any change at all in the Credit and Collection Policy that would adversely affect the collectibility of the Receivables Pool or the enforceability of any related Contract or the ability of the Seller to perform its obligations under any related Contract or under the Agreement.

         (h) Audits. The Seller shall, from time to time during regular business hours as requested by the Administrator, permit the Administrator, or its agents or representatives, (i) to examine and make copies of and make abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Receivables and the Related Security, provided that copies of the related Contracts may only be made if the Servicer is not the Seller or if a Termination Event has occurred and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller having knowledge of such matters.

                  (i) Lock-Box Agreements; Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule IV to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including without limitation Lock-Box Agreements) that it may request in connection therewith.

                  (j) Deposits to Lock-Box. The Seller shall (i) instruct all Obligors (other than Obligors which customarily make direct payment to the Company for deposit in one of the Lock-Box Accounts designated on Schedule IV as a "Deposit Account", provided that the Company complies with Clause (ii) of this subsection (j)) to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections of Pool Receivables received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

                  (k) Marking of Records. At its expense, the Seller shall mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement.

                  (l) Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

                           (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of the Parent, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the end of such quarter and the consolidated and consolidating statement of income and retained earnings of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer or Treasurer of the Parent;

                           (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, a copy of the annual report for such year for the Parent and its Subsidiaries, containing financial statements for such year audited by KPMG Peat Marwick or other independent certified public accountants acceptable to the Administrator;

                           (iii) as soon as available and in any event not later than 10th Day of each Calendar Month, a Seller Report as of the previous Month End Date; and within five Business Days of a request by the Administrator for a Seller Report as of a date other than a Month End Date, such Seller Report;

                           (iv) as soon as possible and in any event within five days after the occurrence of each Termination Event or event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event, a statement of the chief financial officer or Treasurer of the Parent setting forth details of such Termination Event or event and the action that the Seller has taken and proposes to take with respect thereto;

                           (v) promptly after the sending or filing thereof, copies of all reports that the Seller or the Parent sends to any of its security holders, and copies of all reports and registration statements that the Seller or the Parent or any of their Subsidiaries files with the Securities and Exchange
         Commission or any national securities exchange;

                           (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller, the Parent or any of their Affiliates files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller, the Parent or any of their Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller, the Parent or any of their Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller, the Parent and/or any such Affiliate in excess of $500,000;

                           (vii) at least thirty days prior to any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                           (viii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller, the Parent or any of their Affiliates as the Administrator may from time to time reasonably request;

                           (ix) promptly after the Seller or the Parent obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between any O&M Party and any Governmental Authority which, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of the Seller or the Parent; or (b) litigation or proceeding adversely affecting any O&M Party in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought or (c) litigation or proceeding relating to any Transaction Document; and

                           (x) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller or the Parent affecting any O&M Party.

                  (m)      General Restriction.

                             (i) The Seller shall not (A) pay or declare any
                  Dividend, (B) lend or advance any funds, including in respect of any Originator Note, or (C) repay any loans or advances to, for or from any Originator or any other Affiliated Party (including making any payment pursuant to any Initial Purchaser Note) except in accordance with clause (o) of this
                  Exhibit V and this clause (m) and clauses (m) and (o) of
                  Exhibit III of the Amended and Restated Parallel Asset Purchase Agreement. Actions of the type described in the preceding sentence are herein collectively called "Restricted Payments".

                           (ii) Types of Permitted Payments. Subject to the
                  limitations set forth in clause (o) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only to an Originator and only in one or more of the following ways:

                  (A) the Seller may make cash payments on any Initial Purchaser Note in accordance with its terms; and

                  (B) if no amounts are then outstanding under
                           any Initial Purchaser Note, the Seller may

                                          (1)  make demand loans to O&M Medical,
                                    so long as each such loan is evidenced by an Originator Note; and

                                          (2) declare and pay Dividends to any
                                    shareholder (provided, that payment of such Dividends must comply with Virginia law; and provided, further, that Dividends may not be paid more frequently than once every month).

                           (iii) Additional Specific Restrictions. The Seller
                  may make Restricted Payments only out of Collections paid or released to the Seller pursuant to Sections 1.4(b)(ii) and 1.4(b)(iv) of this Agreement or the Amended and Restated Parallel Asset Purchase Agreement or from other net income of the Seller. Furthermore, the Seller shall not pay, make or declare:

                                    (A)  any Dividend if, after giving effect
                           thereto, the Seller's Tangible Net Worth would be less than $15,000,000;

                                    (B)  any Restricted Payment if, after giving
                           effect thereto, a Termination Event or Unmatured

                           Termination Event shall have occurred and be continuing; or

                                    (C) any Restricted Payment if, after giving
                           effect thereto, the Seller would not be Solvent.

                  (n) ERISA Matters. Each of the Seller and the Parent shall notify the Administrator as soon as is practicable and in any event not later than two Business Days after (i) the institution of any steps by the Seller or the Parent or any other Person to terminate any Pension Plan which is not fully funded, unless adequate reserves have been set aside for the funding thereof,
(ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA,
(iii) the taking of any action with respect to a Pension Plan which could result in the requirement that the Seller or the Parent furnish a bond or other security to the PBGC or such Pension Plan or (iv) the occurrence of any other event concerning any Pension Plan which is reasonably likely to result in a material adverse effect.

                  (o) Separate Corporate Existence of the Seller. Each of the Seller and the Parent hereby acknowledges that the Seller, the Issuer and the Administrator are entering into the transactions contemplated by the Amended and Restated Purchase and Sale Agreement and by the Amended and Restated Receivables Purchase Agreement in reliance upon the Seller's identity as a legal entity separate from its Affiliates. Therefore, each of the Seller and the Parent shall take all steps to continue the Seller's identity as such a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of its Affiliates and those of any other Person, and not a division of any of its Affiliates or any other Person. Without limiting the generality of the foregoing, each of the Seller and the Parent will, and will cause its Affiliates to, take such actions as shall be required in order that:

                  (i) The Seller will be a limited purpose corporation whose primary activities are restricted in its articles of incorporation to purchasing Pool Receivables from each Originator (or other Persons approved in writing by the Administrator), entering into agreements for the servicing of such Pool Receivables, selling undivided interests in the Pool Receivables to the Issuer and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                  (ii) At least one member of the Seller's Board of Directors shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of any of its Affiliates;

                  (iii) No director or officer of the Seller shall at any time serve as a trustee in bankruptcy for any of its Affiliates;

                  (iv) Any employee, consultant or agent of the Seller will be compensated from the Seller's own bank accounts for services provided to the Seller except as provided in the Amended and Restated Receivables Purchase Agreement in respect of the Servicing Fee. The Seller will engage no agents other than a Servicer for the Pool Receivables, which Servicer (if an Affiliate) will be fully compensated for its services to the Seller by payment of the Servicing Fee;

                  (v) The Seller may incur indirect or overhead expenses for items shared between the Seller and any of its Affiliates which are not reflected in the Servicing Fee, such as legal, auditing and other professional services, but such expenses will be allocated to the extent practical on the basis of cost, it being understood that each of the Originators and the Parent shall jointly and severally pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal and other fees;

                  (vi) The Seller's operating expenses will not be paid by any of its Affiliates;

                  (vii) The Seller will have its own separate telephone number, stationery and bank checks signed by it and in its own name and, if it uses premises leased, owned or occupied by any of its Affiliates, its portion of such premises will be defined and separately identified and it will pay such other Affiliates reasonable compensation for the use of such premises;

                  (viii) The books and records of the Seller will be maintained separately from those of its Affiliates;

                  (ix) The assets of the Seller will be maintained in a manner that facilitates their identification and segregation from those of its Affiliates; and the Seller will strictly observe corporate formalities in its dealings with each of its Affiliates;

                  (x) The Seller shall not maintain joint bank accounts with any of its Affiliates or other depository accounts to which any of its Affiliates (other than O&M Medical (or any of its Affiliates) in its capacity as the Servicer under this Agreement, the Amended and Restated Purchase and Sale Agreement or under the Amended and Restated Parallel Asset Purchase Agreement) has independent access;

                  (xi) The Seller shall not, directly or indirectly, be named and shall not enter into any agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other Seller Party or any Affiliate of any other Seller Party unless it pays a proportional share of the premium relating to any such insurance policy;

                  (xii) The Seller will maintain arm's-length relationships with each of its Affiliates. Any of its Affiliates that renders or otherwise furnishes services or merchandise to the Seller will be compensated by the Seller at market rates for such services or merchandise; and

                  (xiii) Neither the Seller, on the one hand, nor any of its Affiliates, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions in respect of the daily business and affairs of the other.

                  (xiv) Every representation and warranty of the Seller and the Parent contained in the Officer's Certificates delivered in connection with the opinion of Hunton & Williams pursuant to Section 1(j) of
         Exhibit II of this Agreement (the "Certificate"), a true copy of which Certificate is attached hereto as Annex D, is true and correct in all material respects as of the date hereof; and each of the Seller and the Parent shall comply with all of its respective covenants and other obligations set forth in the Certificate.

                  (p) Mergers, Acquisitions, Sales, Investments, etc. The Seller shall not

                  (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person,

                  (ii) sell, transfer, convey or lease any of its assets other than pursuant to this Amended and Restated Receivables Purchase Agreement or the Amended and Restated Parallel Asset Purchase Agreement, or

                  (iii) make, incur or suffer to exist any investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except as expressly contemplated by this Agreement, the Amended and Restated Purchase and Sale Agreement and the Amended and Restated Parallel Asset Purchase Agreement.

                                   EXHIBIT VI

                               TERMINATION EVENTS

         Each of the following shall be a "Termination Event":

                  (a) (i) The Servicer (if O&M Medical or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement under any Transaction Document to which it is a party and such failure shall continue for two Business Days or (ii) any Person which is the Servicer shall fail to make when due any payment or deposit to be made by it under any Transaction Document to which it is a party and such failure shall continue for two Business Days; or

                  (b) The Servicer shall fail (i) to transfer to any successor Servicer when required any rights, pursuant to the Agreement, which the Servicer then has, or (ii) to make any payment required under the Agreement; or

                  (c) Any representation or warranty made or deemed made by the Seller, the Servicer or the Parent (or any of their respective officers) under or in connection with the Agreement or any information or report delivered by the Seller, the Servicer or the Parent pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                  (d) The Seller, the Servicer or the Parent shall fail to perform or observe any other term, covenant or agreement contained in the Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days (or, with respect to a failure to deliver the Seller Report pursuant to the Agreement, such failure shall remain unremedied for five days); or

                  (e) Any O&M Party shall fail to pay any principal of or premium or interest on any of its Debt (including Debt owing pursuant to the O&M Credit Agreement) which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) The Agreement or any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof)
(i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Purchased Interest in each Pool Receivable and the Related Security and Collections and other proceeds with respect thereto, free and clear of any Adverse Claim or (ii) cease to create with respect to the items described in Section 1.2(d), or the interest of the Administrator, on its behalf and on behalf of the Issuer, with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim; or

                  (g) Any O&M Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any O&M Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any O&M Party shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

                  (h) Any event occurs which materially adversely affects the collectibility of the Eligible Receivables or there shall have occurred any other event which materially adversely affects the ability of the Servicer to collect Eligible Receivables; or

                  (i)      As of the last day of any calendar month, either
(i) the Six Month Default Ratio shall exceed 4% or (ii) the Six

Month Dilution Ratio shall exceed 5% or (iii) the Six Month Lossto-Liquidation Ratio shall exceed 1.0% or (iv) the average of the Delinquency Ratios for the six consecutive Month End Dates ending with such last day shall exceed 30%; or

         (j)      The Purchased Interest shall exceed 100%; or

         (k) Any O&M Party shall contract, create, incur, assume or permit to exist any Lien with respect to any of its property of assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens; or

         (l) The Tangible Net Worth of Initial Purchaser shall at any time be less than $10,000,000; or

         (m)      Any Change of Control shall occur; or

         (n) A Termination Event of the type described in Exhibit IV to the Amended and Restated Purchase and Sale Agreement shall have occurred.

                                   SCHEDULE I

                          CREDIT AND COLLECTION POLICY

                                   SCHEDULE II

                                 PERMITTED LIENS

                                  SCHEDULE III

                            TRADE NAMES AND LOCATIONS

                                   SCHEDULE IV

                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

Lock-Box Bank                                                 Lock-Box Account

                                     ANNEX A

                           FORM OF LOCK-BOX AGREEMENT

18239839.6  080196  1657C  95213815

                               LOCK-BOX AGREEMENT

                                 May ____, 1996

Address of Lock-Box Bank

Dear __________:

         Reference is made to lock-box account no. _____ (the "Lock Box Account") and our deposit account no. _____ (together with the Lock Box Account, the "Accounts") maintained by [NAME OF ORIGINATOR] ("NAME") with you. Reference is further made to (i) the Amended and Restated Purchase and Sale Agreement dated as of May 28, 1996 (as the same may be amended, modified or otherwise supplemented from time to time, the "Purchase and Sale Agreement") between the Originators party thereto, Owens & Minor Medical, Inc. ("O&M Medical"), as an Originator and as Servicer, and O&M Funding Corp., as Initial Purchaser ("O&M Funding") and Owens & Minor, Inc. ("O&M"), and (ii) the Amended and Restated Receivables Purchase Agreement dated as of May 28, 1996 (as the same may be amended, modified or otherwise supplemented from time to time, the "Receivables Purchase Agreement") among O&M Funding, as Seller, O&M Medical, as Servicer, O&M, Receivables Capital Corporation ("RCC"), as Issuer, and Bank of America National Trust and Savings Association, as administrator (the "Administrator"), and (iii) the Amended and Restated Parallel Asset Purchase Agreement dated as of May 28, 1996 (as it may be amended, modified, or otherwise supplemented from time to time, the "Parallel Asset Purchase Agreement") among O&M Funding, O&M Medical, O&M, the Parallel Purchasers from time to time parties thereto, and Bank of America National Trust and Savings Association, as Administrative Agent for such Parallel Purchasers (in such capacity the "PAPA Agent")

         Please be advised that pursuant to the Purchase and Sale Agreement [Name of Originator] has sold all of its right, title and interest in (but not its obligations under) the Accounts, all amounts on deposit therein, all certificates and instruments, if any, evidencing such Accounts and amounts on deposit therein and any related agreements between you and [Name of Originator] to O&M Funding. In addition:

                  (i)(a) pursuant to the Purchase and Sale Agreement, [Name of Originator] has sold to O&M Funding and may hereafter sell to O&M Funding all of [Name of Originator's] right, title and interest in accounts, chattel paper, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Accounts, (b) pursuant to the Receivables Purchase Agreement, O&M Funding has assigned and/or may hereafter assign to RCC one or more undivided percentage interests in Receivables with respect to which payments are or may hereafter be made to the Accounts, and (c) pursuant to the Parallel Asset Purchase Agreement, O&M Funding has assigned and may hereafter assign to the PAPA Agent for the benefit of the Parallel Purchasers one or more undivided percentage interests in Receivables with respect to which payment may be made hereafter to the Accounts; and

                  (ii)(a) pursuant to the Purchase and Sale Agreement, [Name of Originator] has granted a security interest in such Receivables, the Accounts and related property to O&M Funding, (b) pursuant to the Receivables Purchase Agreement O&M Funding has granted a security interest in such Receivables, the Accounts and related property to RCC, and (c) pursuant to the Parallel Asset Purchase Agreement, O&M Funding has granted a security interest in such Receivables, the Accounts and related property to the PAPA Agent for the benefit of the Parallel Purchasers.

         Your execution of this letter agreement is a condition precedent to continued maintenance of the Accounts with you.

         [Name of Originator] and O&M Funding hereby transfer exclusive ownership and control of the Accounts to the Administrator on behalf of RCC and the PAPA Agent as their interests may appear, subject only to the condition subsequent that the Administrator shall have given you notice of its election to assume such ownership and control, which notice may be in the form attached hereto as Exhibit A or in any other form that gives you reasonable notice of such election.

         We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Administrator as described above, to make all payments to be made by you out of or in connection with the Accounts directly to the Administrator, at its address set forth below its signature hereto or as the Administrator otherwise notifies you (at account no. 7062178, ABA no. 071000039) for the account of RCC and the PAPA Agent as their interests may appear, or otherwise in accordance with the instructions of the Administrator.

         The PAPA Agent hereby agrees with you and the Administrator, that you are authorized and instructed to accept all instructions with respect to the Accounts from the Administrator and not the PAPA Agent, irrespective of whether such instructions conflict with an instruction given to you by the PAPA Agent, and the PAPA Agent hereby irrevocably appoints the Administrator as the agent of the PAPA Agent for the purpose of giving you instructions hereunder.

         We also hereby notify you that, at all times from and after the date of your receipt of notice from the Administrator as described above, the Administrator shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Accounts, including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Accounts and (b) the right to require preparation of duplicate monthly bank statements on the Accounts for the Administrator's audit purposes and mailing of such statements directly to an address specified by the Administrator.

         Notice from the Administrator may be personally served or sent by Telex, facsimile or U.S. mail, certified return receipt requested, to the address, Telex or facsimile number set forth under your signature to this letter agreement (or to such other address, Telex or facsimile number as to which you shall notify the Administrator in writing). If notice is given by Telex or facsimile, it will be deemed to have been received when the notice is sent and the answerback is received (in the case of Telex) or receipt is confirmed by telephone or other electronic means (in the case of facsimile). All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

         By executing this letter agreement, you acknowledge and consent to the existence of the Administrator's right to ownership and control of the Accounts and RCC's and the PAPA Agent's security interest in the Accounts, as their interests may appear, and amounts from time to time on deposit therein and agree that from the date hereof the Accounts shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Administrator on the terms provided herein. The Accounts are to be titled "O&M Funding Corp. and Bank of America National Trust and Savings Association as the Administrator for Receivables Capital Corporation, and as Administrative Agent for the Parallel Purchasers, as their interests may appear". Except as otherwise provided in this letter agreement, payments to the Accounts are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Accounts shall continue to be payable by us as under the arrangements currently in effect.

         By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person or entity asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Accounts or any funds from time to time therein. Except for your right to payment of your service charges and fees and to make deductions for returned items, you shall have no rights in the Accounts or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrator and the PAPA Agent.

         You may terminate this letter agreement by cancelling the Accounts maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Administrator. Incoming mail addressed to or wire transfers to the Accounts received after such cancellation shall be forwarded in accordance with the Administrator's instructions. This letter agreement may also be terminated upon written notice to you by the Administrator stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Administrator. This letter agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Please acknowledge your agreement to the terms set forth in this letter agreement by signing the two copies of this letter agreement enclosed herewith in the space provided below, sending one such signed copy to the Administrator at its address provided above and returning the other signed copy to us.

                                 Very truly yours,

                                 [NAME OF ORIGINATOR]

                                  By:
                                     Name:
                                     Title:

                                 O&M FUNDING CORP.

                                 By:
                                     Name:
                                     Title:

Acknowledged and agreed to as of the date first written above:

RECEIVABLES CAPITAL CORPORATION

By:     Bank of America National Trust
        and Savings Association,
        as attorney-in-fact

By:
   Name:
   Title:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Administrator

By:
   Name:
   Title:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as PAPA Agent

By:
   Name:
   Title:

Address for notice:

Asset Securitization Group
231 South LaSalle Street
Chicago, Illinois 60697

Attention:            Mr. Mark Wegener
Telephone:            312/828-3343
Facsimile:            312/828-7855

[Lock Box Bank]

By:
   Name:
   Title:

Address for notice:

Attention:               _____________________
Telex No.:               _____________________
(Answerback:             ____________________)
Telephone:               _____________________
Facsimile:               _____________________

                                                                    EXHIBIT A to

                                                              Lock-Box Agreement

                     [Letterhead of Bank of America National

                         Trust and Savings Association]

Address of Lock-Box Bank

         Re:      [Name of Originator]
                  Lock Box Account No. _____
                  Deposit Account No. _____

Dear __________:

         Reference is made to the letter agreement dated May __, 1996 (the "Letter Agreement") among [Name of Originator], O&M Funding Corp., Receivables Capital Corporation ("RCC"), the undersigned, as Administrator and you concerning the above described accounts (the "Accounts"). We hereby give you notice of our assumption of ownership and control of the Accounts as provided in the Letter Agreement.

         We hereby instruct you to make all payments to be made by you out of or in connection with the Accounts directly to the undersigned, at our address set forth above, to account no. 7062178 for the Accounts of RCC and the PAPA Agent (as defined in the Letter Agreement) as their interests may appear.

         [other instructions]

                                Very truly yours,

                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, as Administrator

                                By:
                                     Name:
                                     Title:

                                     ANNEX B

                        FORM OF HUNTON & WILLIAMS OPINION

                                     ANNEX C

                       FORM OF CORPORATE COUNSEL'S OPINION

                                     ANNEX D

                               OPINION CERTIFICATE